UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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VERA BRADLEY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Welcome to the Vera Bradley, Inc.

Annual Meeting of Shareholders

Dear Shareholder of Vera Bradley, Inc.:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders of Vera Bradley, Inc., to be held at 8:30 a.m., Eastern Time, on June 4, 2026 at the Vera Bradley Design Center, 12420 Stonebridge Road, Roanoke, IN 46783.

The attached Notice of 2026 Annual Meeting of Shareholders and Proxy Statement provide information concerning the matters to be considered and voted on at the Annual Meeting. Please take the time to carefully read each of the proposals.

Regardless of the number of shares you hold or whether you plan to attend the meeting in person, your vote is important. Accordingly, please vote your shares as soon as possible by following the instructions you received on your proxy card. Voting your shares prior to the Annual Meeting will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

To make it easier for you to vote, Internet and telephone voting are available. The instructions for voting via the Internet and telephone can be found on your proxy card.

Thank you for your continued support of Vera Bradley, Inc.

Sincerely,

Ian Bickley

Chief Executive Officer and Chairman

April 24, 2026

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

Date:

June 4, 2026

Time:

8:30 a.m., Eastern Time

Place:

Vera Bradley Design Center

12420 Stonebridge Road,

Roanoke, IN 46783

Record Date:

April 8, 2026. You are entitled to vote at the Annual Meeting only if you were a shareholder at the close of business on the record date.

Items of Business:

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To elect six Directors for a one-year term to expire at the 2027 Annual Meeting of Shareholders

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To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2027

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To approve, on an advisory basis, the compensation of the Company’s named executive officers

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To approve an amendment to the Company’s 2020 Equity Incentive Plan for an additional authorization of shares to be available for future issuance

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To transact any other business as may properly come before the meeting or at any adjournments or postponements thereof.

Proxy Voting: Shareholders of record may vote in person at the Annual Meeting, but may also appoint proxies to vote their shares in one of the following ways
Via Internet Cast your vote at www.proxyvote.com 24/7 until 11:59 p.m., Eastern Time on June 3, 2026
Via Phone Cast your vote by phone at 1-800-690-6903 24/7 until 11:59 p.m., Eastern Time on June 3, 2026
Via Mail Mark, sign, and date your proxy card and return it in the postage-paid envelope provided

Shareholders whose shares are held by a bank, broker, or other nominee (in “street name”) may instruct such record holders how to vote their shares. Any proxy may be revoked at any time prior to its exercise at the meeting by following the procedures described in the proxy solicitation materials. If you hold your shares in “street name” and wish to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker, or other holder of record, giving you the right to vote the shares.

By Order of the Board of Directors,

Mark C. Dely

Corporate Secretary

April 24, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 4, 2026: This 2026 Proxy Statement and Notice of Annual Meeting of Shareholders and our Fiscal 2026 Annual Report are available in the “Investor Relations” section of our website at www.verabradley.com.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and we encourage you to read the entire Proxy Statement before voting.

FISCAL 2026 BUSINESS HIGHLIGHTS

Strategic Progress

We ended fiscal 2026 with consolidated revenues of $269.7 million. Although fiscal 2026 had its challenges, we took actions that laid the groundwork to position the Company for the future.

•

We navigated the early stages of Project Sunshine, a comprehensive strategy to strengthen our market position by tapping into our brand’s strong emotional connection with consumers. We are simplifying decision-making, removing organizational complexity, and focusing resources on high-impact initiatives. This operational focus, paired with prudent cost management, will allow us to invest in the brand, innovation, and customer experiences, all while driving shareholder value. These improvements are about agility – building a responsive organization to fully leverage our unique brand position.

•

As a Company, we continued to carefully manage expenses and maintained a culture of discipline around expense control. We continued to strengthen and streamline our organizational structure and right-size our cost structure for the size of our business, to best position us to achieve our long-term strategic plans.

•	On March 11, 2025 the Company entered into an Interest Purchase Agreement (the “Agreement”) to sell 100% of Pura Vida. The transaction closed on March 31, 2025.

•	Our Direct segment has seen promising improvement throughout the fiscal year, giving us confidence that Project Sunshine is beginning to resonate with our customers.
•	We partnered with Anthropologie for exclusive product collaborations which align with our target customers and expand our customer reach.

•	We continued another year of product collaborations with iconic brands such as Disney, Peanuts, Harry Potter, and Gilmore Girls which resonate with our customers.

•	We are a Better CottonTM member and continue to increase our procurement of cotton from Better CottonTM supply chain partners.

•	We implemented Outlet 2.0, one of our pillars of Project Sunshine, which will provide a more brand-enhancing retail experience for our customers.

•

We continued to strengthen and rationalize our store base. We are continuing to look for opportunities to improve the full-line profitability of our full-line store portfolio by re-balancing our existing fleet through select closures along with identifying future market opportunities. In fiscal 2026, we closed twelve underperforming full-line stores and one outlet store, and opened two full-line stores, ending the fiscal year with 29 full-line and 86 outlet locations.

VERA BRADLEY, INC.	2026 Proxy Statement ● 1

Proxy Summary

FINANCIAL RESULTS

The graphs below provide a ‘‘snapshot’’ of our performance in accordance with accounting principles generally accepted in the United States (“GAAP”) in fiscal 2026 and the previous three fiscal years.

Fiscal 2026 items impacting comparability. During fiscal 2026, Vera Bradley, Inc. net loss from continuing operations was impacted by pre-tax charges of $4.5 million for severance charges; $1.7 million for consulting and professional fees primarily associated with strategic initiatives; $1.2 million for professional fees associated with the sale of Pura Vida; $1.0 million for property, plant, and equipment (“PPE”) impairment charges; $0.9 million for transformation initiatives; $0.6 million for PO cancellation fees; and $0.3 million for inventory write-off associated with the sale of Pua Vida. These results also include a total tax impact of $6.1 million adjusted to reflect the tax benefit calculated using a 26% statutory rate applied to the non-GAAP pre-tax loss. The net-of-tax impact totaled $16.3 million. Collectively, these charges negatively impacted EPS from continuing operations by approximately $0.58 in fiscal 2026. Refer to Note 14 of the Notes to the Consolidated Financial Statements set forth in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026 for additional information.

Fiscal 2025 items impacting comparability. During fiscal 2025, Vera Bradley, Inc. net loss was impacted by pre-tax charges of $6.2 million of intangible asset impairment charges; $3.9 million of severance charges; $2.6 million of PPE impairment charges; $1.3 million for the amortization of definite-lived intangible assets; $1.2 million of Project Restoration initiatives; $1.1 million of consulting and professional fees primarily associated with strategic initiatives; $1.1 million for software abandonment; and $0.8 million of one-time vendor charges. These results also include a total tax impact of $25.5 million for tax effects of these items plus a full valuation allowance against all net deferred tax assets, resulting in a total net-of-tax impact of $43.7 million. Collectively, these charges negatively impacted EPS by approximately $1.51 in fiscal 2025. Refer to Notes 15 and 16 of the Notes to the Consolidated Financial Statements set

forth in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025 for additional information.

Fiscal 2024 items impacting comparability. During fiscal 2024, Vera Bradley, Inc. net income was impacted by pre-tax charges of $5.4 million of intangible asset impairment charges, $2.9 million for the amortization of definite-lived intangible assets, $2.9 million of severance charges, and $0.9 million of consulting and professional fees primarily associated with strategic initiatives. These results also include a total tax impact of $(2.7) million associated with the pre-tax items listed above, resulting in a $9.4 million net-of-tax impact. Collectively, these charges negatively impacted EPS by approximately $0.30 in fiscal 2024. Refer to Notes 15 and 16 of the Notes to the Consolidated Financial Statements set forth in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024 for additional information.

Fiscal 2023 items impacting comparability. During fiscal 2023, Vera Bradley, Inc. net loss was impacted by pre-tax charges of $69.3 million of goodwill and intangible asset impairment charges; $9.6 million of severance, retention, and former CEO stock-based compensation charges associated with retirement; $4.3 million of consulting and professional fees primarily associated with cost savings initiatives, the CEO search, and strategic initiatives; $3.3 million for the amortization of definite-lived intangible assets; $1.6 of PO cancellation fees; $1.3 million of store and right-of-use asset impairment charges; $1.0 million related to the new CEO sign-on bonus and relocation expenses; and $0.1 million of goodMRKT brand exit costs. These results also include a total tax impact of $(15.7) million for tax effects of these items, resulting in a net-of-tax impact of $74.8 million. Collectively, these charges negatively impacted EPS by approximately $1.79 in fiscal 2023. Refer to Notes 15 and 16 of the Notes to the Consolidated Financial Statements set forth in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 for additional information.

2 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Proxy Summary

Corporate Responsibility & Sustainability

Our Company’s strategic direction is fueled by our core values and guided by our desire to create net-positive social, environmental, community, and shareholder gains, by focusing on our products, our communities, and our planet. In each of these areas, we evaluate the impact related to our practices, considering risks and opportunities, making real and measurable progress, and ensuring transparency with our stakeholders.

Vera Bradley, Inc. is committed to responsible, clear, and open business practices. We believe credibility, integrity, and trustworthiness, along with our core values, are critical components of the current and future success of our business.

Our Corporate Social Responsibility & Sustainability Report, which can be found at https://verabradley.com/pages/corporate-responsibility, provides an update on progress we have made related to our many Corporate responsibility and sustainability initiatives. In Fiscal 2026, among other things, we further enhanced the quality of our products, elevated our responsible sourcing efforts, and made a meaningful impact through our Vera Bradley Foundation for Breast Cancer.

We are excited about the future and returning our Company to sustainable, profitable growth and strong cash flow, which we believe will deliver long-term value to our shareholders. Our strategic plan, Project Sunshine, is designed to strengthen our market position. As we improve the health of our brands and our Company, we remain committed to being a responsible and sustainable business and devoting appropriate resources to the areas that are most impactful to our stakeholders — our customers, our Associates, our shareholders, and our communities.

EXECUTIVE COMPENSATION

Sound program design. We have designed our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success. Pay that reflects performance and alignment with the interests of long-term shareholders are key principles. We achieve our objectives through compensation that:

•	Provides a competitive total pay opportunity;

•	Links a significant portion of total compensation to performance that we believe will create long-term shareholder value;

•	Enhances retention by subjecting a meaningful portion of total compensation to multi-year vesting; and

•	Does not encourage unnecessary and excessive risk taking.

Pay practices. We believe that appropriate corporate governance of our executive compensation program is enhanced by a number of practices, including use by the Talent and Compensation Committee of its own independent consultant and compensation tools, the absence of tax gross-ups in any of our compensation programs (including no excise tax gross-ups), and stock ownership guidelines applicable to directors and officers that align shareholder interests by requiring executives to own stock in the Company.

Pay for performance. Our compensation program allows our Talent and Compensation Committee to determine pay based on a comprehensive view of quantitative and qualitative factors designed to produce long-term business success. The correlation between our financial results and executive officer compensation awarded, as described in the “Executive Compensation Discussion and Analysis” or “CD&A” which follows in this proxy statement, aligns the interests of our executive officers with those of the Company. Specifically in fiscal 2026:

•	The Company’s operating loss in fiscal 2026 decreased from the prior year operating loss, resulting in increased payouts under the Company’s long-term and short-term incentive plans.

•	The Company achieved above-threshold level for its net revenue metrics.

•	The Company’s net operating income threshold levels were not achieved. Therefore, there were no payouts for this element of the Company’s short-term incentive plan.

•

The Company achieved below threshold adjusted Earnings Before Income Tax, Depreciation, and Amortization (“EBITDA”), therefore there was no payout for the performance-based units associated with the fiscal 2026 grant.

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The Company achieved above threshold level of its adjusted EPS metric for the fiscal 2026 performance year of the prior-year performance-based restricted stock unit grants. Long-term incentive was partially earned for these performance grants.

VERA BRADLEY, INC.	2026 Proxy Statement ● 3

Proxy Summary

•

In addition to financial goals, the annual incentive opportunity included a key strategic objective tied to our Vera Bradley, Inc. long-term strategic plan and intended to focus the team on making progress towards the Company’s strategic objective. This strategic objective was not met and resulted in no pay out.

•	Grants under the Company’s fiscal 2026 Plans vest over a three-year period to promote retention and long-term thinking.

CORPORATE GOVERNANCE HIGHLIGHTS

Our governance principles and practices include a number of policies and structures that we believe are “best practices” in corporate governance, including:

•	Election of Directors for one-year terms;

•	Appointment of a Lead Independent Director who participates in the process of preparing meeting agendas and schedules and presides over executive sessions of each Board meeting;

•	Holding executive sessions with only independent directors present at each meeting of the Board;

•	Minimum stock ownership guidelines applicable to directors and executive officers;
•	Holding requirements for equity grants made to directors and executive officers until minimum stock ownership guidelines are met;

•	Policies prohibiting hedging, pledging, and other problematic transactions involving Company securities by executive officers, directors, and key employees;

•	Practice of no excise tax gross-ups for directors and executive officers;

•	Allowing shareholders to unilaterally amend our bylaws; and

•	Inclusion of double triggers for Severance Plan benefits upon a change in control.

SHAREHOLDER ENGAGEMENT

The Board maintains a process for shareholders and interested parties to communicate with the Board. Shareholders and interested parties may write or email our Board as provided below:

Write: Corporate Secretary Vera Bradley, Inc. 12420 Stonebridge Road Roanoke, Indiana 46783

Internet: http://investors.verabradley.com/corporate-governance/contact-the-board or http://investors.verabradley.com/contact-us

Email: investorrelations@verabradley.com

We understand the importance of a robust shareholder engagement program. To that end, our Chief Executive Officer and appropriate members of management routinely participate in meetings and conference calls with institutional and individual shareholders. Our meetings and interactions with shareholders are designed to help us better understand how our shareholders perceive the Company and to provide our shareholders an opportunity to discuss matters that they believe deserve attention. We believe our engagement has been productive and provides an open exchange of ideas and perspectives for both our shareholders and us.

QUESTIONS AND ANSWERS

See “Questions and Answers” on page 41 for additional information.

Please see the Questions and Answers section beginning on page 41 for important information about the proxy materials, voting, the Annual Meeting, Vera Bradley documents, communications, and the deadlines to submit shareholder proposals for the 2026 Annual Meeting of Shareholders.

4 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Proxy Summary

Note about forward-looking statements

Certain statements in this proxy statement, other than purely historical information, which may include estimates, projections, statements relating to our business plans, objectives, and expected operating results and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement, including without limitation, this Proxy Summary and “Executive Compensation Discussion and Analysis.” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Forms 10-K and 10-Q. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, also may materially impact such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

VERA BRADLEY, INC.	2026 Proxy Statement ● 5

PROPOSAL NO. 1

ELECTION OF DIRECTORS

VOTE REQUIRED AND BOARD RECOMMENDATION

The Company’s directors are elected for one-year terms, and below are the Directors nominated for election by shareholders at this year’s annual shareholders’ meeting. The Board recommends a vote “FOR” each of the Directors. Each Director nominee will be elected by a plurality of votes cast, which means that the nominees receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes will have no effect on the vote.

NAME AND OCCUPATION	AGE	DIRECTOR SINCE	INDEPENDENT (Y/N)	OTHER PUBLIC BOARDS

Ian Bickley Chief Executive Officer & Executive Chairman, Vera Bradley, Inc.	62	2024	N	1

Ivan Brockman Senior Advisor, PJT Partners	56	2025	Y	—

Kristina Cashman Chief Executive Officer, Guy and Larry Restaurants	59	2020	Y	2

Robert J. Hall President, Green Gable Partners	67	2007	N	—

Andrew Meslow Retired Chief Executive Officer, L Brands and Bath & Body Works	57	2025	Y	—

Jessica Rodriguez Former President of Entertainment and Chief Brand Officer, Univision Communications, Inc.	53	2024	Y	1

Additional information regarding each director nominee follows below.

The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. If, however, any nominee becomes unable to serve as a director prior to the Annual Meeting, the proxies will have discretionary authority to vote for a substitute nominee. Unless authority to do so is withheld, the persons named as proxies will vote “FOR” the election of the nominees.

VERA BRADLEY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-LISTED NOMINEES TO THE BOARD OF DIRECTORS.

VERA BRADLEY, INC.	2026 Proxy Statement ● 1

PROPOSAL NO. 1 Election of Directors

THE BOARD OF DIRECTORS

DIRECTOR QUALIFICATIONS AND SELECTION PROCESS

Each year at the Company’s annual meeting of shareholders, the Board recommends a slate of director nominees for election by shareholders. In addition, the Board fills vacancies on the Board when necessary or appropriate. The Board’s recommendations or determinations are based on the recommendations of, and information supplied by, the Nominating, Governance and Sustainability Committee as to the suitability of each individual and, where applicable, the slate as a whole to serve as directors, taking into account the criteria described below and other factors, including the requirements for Board committee membership.

The Nominating, Governance and Sustainability Committee is responsible for, among other things, reviewing on an annual basis the appropriate skills and characteristics required of directors in the context of prevailing business conditions and for making recommendations regarding the size and composition of the Board. The objective is a Board that brings to the Company a variety of perspectives and skills that are derived from high-quality business and professional experience and that are aligned with the Company’s strategic objectives. The Board has determined the most effective size of the Board currently to be six members and, effective at the Annual Meeting, has set the number of directors at six.

In addition, in May of 2025, Vera Bradley’s Co-Founder Ms. Barbara Bradley Baekgaard moved into a Board Member Emeritus role. As a Board Member Emeritus, Ms. Bradley Baekgaard is a non-voting member of the Board and is invited to attend all of the Board meetings in an advisory capacity so she can still share her insights and experience regarding the Brand. She regularly attends Board meetings.

Nominees for the Board must be committed to enhancing long-term shareholder value and possess a high level of personal and professional ethics, sound business judgment, appropriate experience and achievements, personal character, and integrity. Board members are expected to understand our business and the industry in which we operate, regularly attend Board and relevant committee meetings, participate in meetings and decision-making processes in an objective and constructive manner, and be available to advise our officers and management. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates, as appropriate. Upon selection of a qualified candidate, the Nominating, Governance and Sustainability Committee recommends the candidate to the Board.

The Board also seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity.

The Nominating, Governance and Sustainability Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. In recommending nominees, the Nominating, Governance and Sustainability Committee considers nominees recommended by the Company’s shareholders in the same manner as described above provided any such shareholder follows the procedures set forth in the Company’s bylaws.

2 ● 2026 Proxy Statement	VERA BRADLEY, INC.

PROPOSAL NO. 1 Election of Directors

DIRECTOR NOMINEES FOR ELECTION AT THE 2026 ANNUAL MEETING

Ian Bickley	Age(1) 62
Chair	Director Since 2024

Mr. Bickley was appointed permanent Chief Executive Officer in March 2026 after serving as our Executive Chairman since July 2025. Mr. Bickley has been a member of our Board of Directors since November 2024. Mr. Bickley previously held numerous leadership roles during his nearly 25-year tenure with Coach, including serving for more than 10 years as President of the company’s International Group. Earlier in his career, he served as President and Chief Executive Officer of Coach Japan. Mr. Bickley also served as Interim Chief Executive Officer of The Body Shop and President of Global Business Development at Tapestry.

Mr. Bickley serves as a director for publicly-held Crocs, Inc..

Qualifications: Mr. Bickley brings a breadth of brand transformation and business development expertise from his time with Tapestry, Inc. (formerly Coach, Inc.). Mr. Bickley has established an exceptional track record in building and revitalizing brands, developing omni-channel businesses, and managing and integrating a global multi-brand portfolio.

Ivan Brockman	Age(1) 56
Director Since 2025

Mr. Brockman has served as a Senior Advisor at PJT Partners, a boutique financial services firm, since January 2025. He was previously a Partner of that firm since its spin-off from Blackstone in October 2015 to December 2024. He was a Partner and Senior Managing Director of Blackstone from August 2008 to September 2015. Prior to joining Blackstone, he held various roles at multiple investment banking institutions, building broad experience across the industry including serving as co-head of West Coast Technology Investment Banking for Citigroup and as a Vice President with Goldman Sachs’ TMT investment banking group. Mr. Brockman began his career practicing corporate securities law for several years with Wilson Sonsini Goodrich & Rosati.

Qualifications: Mr. Brockman brings to the Board of Directors a specialized perspective shaped by his extensive investment banking experience and as a direct investor in technology and consumer start-up companies.

Kristina Cashman	Age(1) 59
Director Since 2020

Since July 2024, Ms. Cashman has served as Chief Executive Officer of Guy and Larry Restaurants. Ms. Cashman also serves as President and Chief Executive Officer of Cashman Restaurant & Retail Consulting. Ms. Cashman’s prior experience includes serving as Chief Financial Officer of several restaurant companies including Hopdoddy Burger Bar, Inc., Eddie V’s Restaurants, Inc., and P.F. Chang’s China Bistro.

Ms. Cashman serves as a director and Chair of the Audit Committee for publicly-held Basset Furniture Industries, Inc. and as a director for publicy-held Black Rock Coffee Bar, Inc..

Qualifications: Ms. Cashman brings to the Board of Directors particular knowledge and experience in finance, accounting, tax, and capital structure, as well as strategic planning, real estate strategy and selection, operations, and incentive compensation plan development.

Robert J. Hall	Age(1) 67
Director Since 2007

Mr. Hall is the President of Green Gables Partners, a private investment firm that he founded in 2010. Prior to founding Green Gables, Mr. Hall started Andesite Holdings, a private equity firm, where he served as principal from 2007 to 2014. Mr. Hall served as an Executive Director for UBS Financial Services from 2000 to 2007.

Mr. Hall serves as a director of FlyLow Gear Co., a privately-held manufacturer of outerwear; a director of Glade Optics, a privately-held retailer of ski goggles and casual apparel and accessories; and Chairman of the U.S. Biathlon Association.

Qualifications: Mr. Hall provides our Board of Directors with insight and perspective on general strategic and financial matters stemming from his extensive experience in investment banking, investment management, financial planning, and private placements.

VERA BRADLEY, INC.	2026 Proxy Statement ● 3

PROPOSAL NO. 1 Election of Directors

Andrew Meslow	Age(1) 57
Director Since 2025

Mr. Meslow last served as the Chief Executive Officer of L Brands and Bath & Body Works, Inc. He was promoted to CEO of Bath & Body Works in February 2020 after serving as the brand’s chief operating officer for eight years. He joined the L Brands board of directors and became the company’s CEO at the close of its annual meeting of stockholders on May 2020. In his prior role of the COO of Bath & Body Works, Andrew led several areas of the business, including finance, merchandise planning and allocation, store operations and the direct channel. He joined L Brands in 2003, working in roles at Victoria’s Secret and the corporate group before moving to Bath & Body Works in 2005 as Executive Vice President and Chief Financial Officer.

Mr. Meslow serves on the board and is the Chair of Lutheran Social Services, a non-profit with a mission of uplifting families and strengthening communities in Ohio. He is also on the board of trustees of the Marburn Academy, a private non-profit school in Ohio that serves students with alternate learning styles.

Qualifications: Mr. Meslow is a seasoned senior retail executive, with a track record of driving operational excellence at some of the world’s best specialty retail brands, as well as public company CEO experience.

Jessica Rodriguez	Age(1) 53
Director Since 2024

From October 2018 until March 2022, Ms. Rodriguez served as President of Entertainment for Univision Communications, Inc., an American Spanish-language television network, and assumed the additional role of Chief Brand Officer from July 2021 through March 2022. Ms. Rodriguez began her 20-plus year career in media as Vice President and Station Manager for Univision Puerto Rico. From there, she successfully progressed through the organization in roles of increasing responsibility, including Vice President and Special Assistant to the President for Univision Networks, Inc.; Senior Vice President, Univision Cable Networks; Executive Vice President and Chief Marketing Officer, Univision; and Chief Operating Officer, Univision Networks, a post she held from January 2018 through December 2020.

Ms. Rodriguez currently serves as a member of the board for public company off-price retailer Burlington Stores, Inc.

Qualifications: Ms. Rodriguez brings particular knowledge and experience in business strategy; operations; media and brand marketing; consumer insights; and creating, transforming, leading, and motivating high-performing, diverse, purpose-driven organizations. She provides insight and counsel on a variety of issues as the Company continues to execute our long-term strategic plan, which includes elevating our digital-first strategy and our marketing efforts.

(1)	Represents age as of the Annual Meeting date.

4 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Corporate Governance

CORPORATE GOVERNANCE

We believe corporate governance should promote the long-term interests of our shareholders, as well as maintain internal checks and balances, strengthen management accountability, engender public trust, and foster responsible decision making and accountability. We continue to evaluate and strengthen existing governance practices and, as appropriate, develop new policies that make us a better company. To that end, the following policies and practices are used to guide and regulate various actions, in addition to the Company’s Articles of Incorporation and Bylaws.

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines set out various rules and principles for self-governance and address such matters as Board composition and structure, duties and responsibilities of directors and the Board and the duties of the Lead Independent Director, among other matters.

CONFLICT OF INTEREST AND BUSINESS ETHICS POLICY

We believe that credibility, integrity, trustworthiness, and our core values are critical components of the current and future success of our business. Our Conflict of Interest and Business Ethics Policy is intended to help uphold high ethical standards in all of our operations by promoting ethical conduct and compliance with applicable laws, rules, regulations, and standards. Our Board recognizes that no code of ethics can replace the thoughtful behavior of an ethical director or employee, but such a Code can provide guidance to help recognize and deal with ethical issues and to foster a culture of accountability.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

In addition to being subject to the Conflict of Interest and Business Ethics Policy, our CEO, Chief Financial Officer (“CFO”), and Corporate Controller and Treasurer are also subject to our Code of Ethics for Senior Financial Officers. We will disclose on our website (www.verbradley.com) any amendment to, or waiver from, a provision of the Conflict of Interest and Business Ethics Policy or the Code of Ethics for Senior Financial Officers that applies to our CEO, CFO, or Corporate Controller and Treasurer, or persons performing similar functions and that relates to:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with the SEC and in other public communications we make.
•	Compliance with applicable governmental laws, rules, and regulations.

•	The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code.

•	Accountability for adherence to the Code.

RISK OVERSIGHT

Our Board has and exercises ultimate oversight responsibility with respect to enterprise risk assessment and to the management of the strategic, operational, financial, cybersecurity, and legal risks facing our Company and its operations and financial condition. The Board is involved in setting our business and financial strategies and establishing what constitutes the appropriate level of risk for us and our business segments. Various committees of the Board provide assistance to the Board in its oversight of, among other things, risk assessment and risk management. The Board also monitors the process by which risk assessment and management is developed and implemented by management and reported to the full Board.

Our Audit Committee assists the Board in its oversight of our policies relating to risk assessment and risk management generally, with particular focus on our management of major financial and cybersecurity risk exposures.

Our Talent and Compensation Committee assists the Board in assessing the nature and degree of risk that may be created by our compensation policies and practices to ensure their appropriateness in terms of both the level of risk-taking and consistency with our business strategies. In conjunction with its assessment, the Committee, with the assistance of independent consultants and independent compensation resources, reviews our compensation policies and practices. That review encompasses each of our incentive plans, eligible participants, performance measurements, parties responsible for certifying performance achievement and sums that could be earned, including caps on the amount of bonus and performance share units that can be earned.

VERA BRADLEY, INC.	2026 Proxy Statement ● 5

Corporate Governance

STOCK OWNERSHIP GUIDELINES
Our Board of Directors has adopted stock ownership guidelines for directors, executive officers, and other senior executives. These guidelines are a means to motivate directors and executives to perpetuate enduring shareholder value and to ensure that the interests of directors and executives are aligned with those of shareholders.
The stock ownership guidelines require that all
non-employee
directors own share units (as defined below) of the Company’s common stock with a value equal to four times the annual cash retainer, or $198,000 in fiscal 2026. Until such time as a director has attained the applicable share ownership guideline, he or she is expected to retain share units awarded to him or her by the Company, with certain allowances to sell in order to meet tax obligations. The guideline is automatically revised in the event that the annual retainer is changed.
The CEO is required to hold share units with a value equal to four times his annual base salary rate, or $2,880,000 in fiscal 2026. The guideline is automatically revised in the event the CEO’s annual base salary rate changes. Certain executive officers, as determined by the Talent and Compensation Committee, are required to hold share units with a value equal to two times their annual base salary rate. Until such time as the CEO or another officer covered by the guidelines has attained the applicable share ownership guideline, they are expected to retain the share units awarded to him or her by the Company, with certain allowances to sell in order to meet tax obligations.
The guidelines define a “share unit” as each share of Vera Bradley common stock beneficially owned, including shares of restricted stock and restricted stock units (but excluding any stock options). Both vested and unvested shares of restricted stock and restricted stock units are included in calculating share units. Unvested equity awards subject to performance criteria are included at achieved performance levels for completed performance years and at estimated performance levels for incomplete performance years. All directors and officers subject to the stock ownership guidelines were in compliance with the guidelines as of April 8, 2026.
HEDGING, DERIVATIVES AND PLEDGING
The Company has adopted an Insider Trading Policy, which, among other things, prohibits directors and employees from:

•
Entering into hedging (making an investment to reduce the risk of adverse price movements or to offset potential losses/gains in a Company security) or other monetization transactions or similar arrangements with respect to the Company’s securities.

•	Engaging in transactions in publicly-traded options on Company securities (such as puts, calls, and other derivative securities).

•	Entering into pledging arrangements with respect to Company securities.
TALENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Talent and Compensation Committee as of January 31, 2026 were Andrew Meslow, Carrie M. Tharp, and Kristina Cashman. None of the members of the Talent and Compensation Committee are now serving or previously have served as employees or officers of the Company or any subsidiary, nor has any member of the Talent and Compensation Committee engaged in any related party transaction with the Company. None of the Company’s executive officers serve as directors of, or in any compensation-related capacity for, companies with which members of the Talent and Compensation Committee are affiliated.
POLICY ON RELATED PARTY TRANSACTIONS
In accordance with the rules of The NASDAQ Stock Market and our Audit Committee Charter, our Audit Committee reviews and, prior to consummation, approves any transaction, arrangement, or relationship in which the Company is a participant; the amount involved exceeds $120,000; and one of our executive officers, directors, director nominees, or 5% or greater shareholders (or their immediate family members) (each, a “related party”) has a direct or indirect material interest. Based on its consideration of all relevant facts and circumstances, the Audit Committee decides whether or not to approve the particular transaction and will generally approve only those transactions that are on terms no less favorable to us than those that we could obtain from unaffiliated third parties and have terms and conditions that are reasonable and customary.

6 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Corporate Governance

RELATED PARTY TRANSACTIONS FOR FISCAL 2026

Vera Bradley Foundation for Breast Cancer. The Company routinely makes charitable contributions to the Vera Bradley Foundation for Breast Cancer (the “Foundation”) and also provides employees and office space to the Foundation. The Foundation was founded by co-founder of the Company, Barbara Bradley Baekgaard. Ms. Baekgaard is an employee and a Director Emeritus of the Company, and serves on the board of directors of the Foundation. There were approximately $133,000 of Company contributions made to the Foundation in fiscal 2026.

FAMILY RELATIONSHIPS

Barbara Bradley Baekgaard and Patricia Miller founded the Company in 1982 in Fort Wayne, Indiana. Ms. Baekgaard is an employee and director of the Company. Robert J. Hall, a board member, is the son-in-law of Ms. Baekgaard.

COPIES OF GOVERNANCE DOCUMENTS

You may view the following documents at http://investors.verabradley.com/corporate-governance (please note that our website is not a part of this proxy statement):

•	Corporate Governance Guidelines

•	Conflict of Interest and Business Ethics Policy

•	Code of Ethics for Senior Financial Officers

•	Insider Trading Policy

•	Stock Ownership Guidelines

•	Disclosure Policy

VERA BRADLEY, INC.	2026 Proxy Statement ● 7

The Board and its Committees

THE BOARD AND ITS COMMITTEES

BOARD RESPONSIBILITIES

Being elected to serve on the Board of Directors is a high honor and privilege, and one that carries with it a serious responsibility to serve the interests of the Company and its shareholders. It is our desire that all Board members conduct themselves and perform their duties in an exemplary fashion, commensurate with the position of leadership that has been bestowed upon them by the shareholders.

Each Board member has the following basic responsibilities:

•	To support the mission and purpose of the Company, and to abide by its Articles of Incorporation, Bylaws, and policies.

•	To be diligent in preparation for, attendance at, and participation in Board meetings and related activities on behalf of the Company.

•	To ensure that the financial and business affairs of the Company are, to the best of the Board member’s awareness, managed in a responsible manner.

•	To act always in good faith and in the best interest of the Company, above any personal interest.

•	To maintain the confidentiality of sensitive or proprietary information obtained as a result of Board service.

The primary duties of the Board include maximizing long-term shareholder value, by:

•	Ensuring that the Company operates in a legal, ethical, and socially responsible manner.

•

Selecting, evaluating, and offering substantive advice and counsel to the CEO and working with the CEO to develop effective measurement systems that will evaluate and determine the Company’s degree of success in creating long-term economic value for its shareholders.

•	Reviewing, approving, and monitoring fundamental financial and business strategies and major corporate actions.

•	Overseeing the Company’s capital structure and financial policies and practices.

•	Assessing major risks facing the Company and reviewing options for their mitigation.
•	Providing counsel and oversight on the selection, evaluation, development, and compensation of executive officers and providing critical and candid feedback on their performance.

BOARD INDEPENDENCE

A majority of our directors are independent of the Company and management. The Board (with the input of the Nominating, Governance and Sustainability Committee) has evaluated all business and charitable relationships between the Company and the Company’s current non-employee directors and nominees for election at the June 4, 2026 Annual Meeting and all other relevant facts and circumstances. As a result of the evaluation, the Board determined, as required by the Company’s Corporate Governance Guidelines, that the following non-employee directors or nominees are “independent” as defined by the standards for director independence established and described below: Ivan Brockman, Kristina Cashman, Andrew Meslow, and Jessica Rodriguez. Under these same standards, the Board of Directors has determined that Ian Bickley and Robert J. Hall are not independent.

Under the corporate governance requirements of The NASDAQ Stock Market (“NASDAQ”) our Board of Directors has a responsibility to make an affirmative determination that our directors serving as independent directors have no relationships with the Company that would impair their independence. Subject to some exceptions, the standards for independent directors established by NASDAQ and the Securities and Exchange Commission (“SEC”) generally provide that a non-employee director will not be independent if (a) the director is, or in the past three years has been, an employee of the Company; (b) the director or a member of the director’s immediate family is, or in the past three years has been, an executive officer of the Company; (c) the director or a member of the director’s immediate family has, in the past three years, received more than $120,000 per year in direct compensation from the Company (other than for service as a director or, for the immediate family member, as a non-executive employee); (d) the director is an employee, or the director or a member of the director’s immediate family is employed as a partner, of Deloitte & Touche LLP, the Company’s independent registered public accountants, or the director has an immediate family member who is a current employee of such firm and works in any

8 ● 2026 Proxy Statement	VERA BRADLEY, INC.

The Board and its Committees

capacity on the Company’s audit, or the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where a Vera Bradley executive officer at the same time serves or served on the Talent and Compensation committee; or (f) the director is an employee, or a member of the director’s immediate family is an executive officer, of a company that makes payments to, or receives payments from, Vera Bradley in an amount which, in any twelve-month period during the past three years, exceeds the greater of $200,000 or five percent of the consolidated gross revenues of the company receiving the payment.

The Company’s Corporate Governance Guidelines require that the independent directors meet in executive session at each regular meeting of the Board. During fiscal 2026, the independent directors satisfied this requirement and held a total of six executive sessions, including sessions in connection with each of the four regular Board meetings. These executive sessions are chaired by the Lead Independent Director, Mr. Meslow.

BOARD LEADERSHIP STRUCTURE AND LEAD INDEPENDENT DIRECTOR

Our Board of Directors believes that one of its most important functions is to protect shareholders’ interests through independent oversight of management, including the CEO; however, the Board of Directors does not believe that effective management oversight necessarily mandates a particular management structure, such as a separation of the role and identities of the Chair of the Board of Directors and CEO. The Board considers it important to retain flexibility to exercise its judgment as to the most appropriate management structure for us, based on the particular circumstances facing us from time to time. Currently, the positions of Chair of the Board of Directors and CEO are held by the same person.

Andrew Meslow currently serves as the Lead Independent Director. Pursuant to the Company’s Corporate Governance Guidelines, the lead director is an independent director who is elected from time to time, but not less frequently than annually, by the affirmative vote of a majority of the independent directors. The Lead Independent Director, among other things, chairs executive sessions of the independent directors, reviews the meeting agenda with our CEO, leads the discussion with our CEO following the independent directors’

executive sessions, ensures that the Board’s individual group and committee self-assessments are done annually and leads periodic discussions with other Board members and management concerning the Board’s information needs. The Board believes this structure allows all of the independent directors to participate in the full range of the Board’s responsibilities with respect to its oversight of the Company’s management. The Board of Directors has determined that this leadership structure is appropriate given the size and complexity of the Company, the number of directors overseeing the Company, and the Board of Directors’ oversight responsibilities. Further, the Board of Directors believes that these responsibilities appropriately and effectively complement the roles of our CEO and Chair of the Board.

STANDING COMMITTEES AND MEETINGS OF THE BOARD

Our Board of Directors has established Audit; Talent and Compensation; Nominating, Governance and Sustainability; and Strategy and Transformation Committees.

Our Board of Directors held six meetings in executive session during fiscal 2026, and each of our directors attended at least 75% of the total number of meetings of the Board and at least 75% of the committees of the Board of which such director was a member held during the period in which such director served. Directors are encouraged to attend our annual meetings of shareholders, and all directors serving at that time attended the annual shareholders meeting held on June 5, 2025.

CURRENT COMMITTEE MEMBERSHIP

COMMITTEE	MEMBERS	CHAIR

Audit	Kristina Cashman	●
Ivan Brockman
Andrew Meslow
Jessica Rodriguez

Talent and Compensation	Andrew Meslow	●
Carrie M. Tharp
Kristina Cashman

Nominating, Governance and Sustainability	Jessica Rodriguez	●
Kristina Cashman
Andrew Meslow

Strategy and Transformation Committee	Andrew Meslow Ian Bickley	●

VERA BRADLEY, INC.	2026 Proxy Statement ● 9

The Board and its Committees

Audit Committee. Our Audit Committee reviews and recommends to the Board of Directors internal accounting and financial controls, accounting principles, and auditing practices to be employed in the preparation and review of our financial statements. In addition, our Audit Committee has the authority to engage, oversee, and dismiss public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. Our Audit Committee also reviews the fairness of related party transactions and assists the Board in managing enterprise risk, cybersecurity, and capital spending. The Board of Directors has determined that Kristina Cashman, the Chair of the Audit Committee is an “audit committee financial expert” (as defined by Item 407(d)(5)(ii) of Regulation S-K) and is “independent” (under the definitions and interpretations of NASDAQ Stock Market), in accordance with the rules of The NASDAQ Stock Market. The Audit Committee met eight times in fiscal 2026.

Talent and Compensation Committee. Our Talent and Compensation Committee reviews and determines policies, practices and procedures relating to the compensation of executive officers, including the CEO, and the establishment and administration of certain employee benefit plans for executive officers. The Talent and Compensation Committee has the authority to administer our 2020 Equity and Incentive Plan, as amended (“2020 Plan”) and to advise and consult with our officers regarding managerial personnel policies. All members of the Committee are independent. The Talent and Compensation Committee met five times in fiscal 2026.

Nominating, Governance and Sustainability Committee. Our Nominating, Governance and Sustainability Committee assists the Board of Directors with its responsibilities regarding the identification of individuals qualified to become directors, the selection of the director nominees for the next annual meeting of shareholders, and the selection of director candidates to fill any vacancies on the Board of Directors. It also has oversight of the Company’s Corporate Responsibility efforts, including reviewing and making recommendations to the Board regarding the Company’s sustainability strategy and compliance with corporate governance, environmental sustainability, and social responsibility. The Nominating, Governance and Sustainability Committee also reviews our efforts to audit our suppliers to ensure compliance with our vendor code of conduct. It reviews and makes recommendations to the Board regarding the preparation, review of, and compliance with corporate governance policies, succession planning for the CEO, and tenure and retirement policies for directors. The Nominating, Governance and

Sustainability Committee and management are responsible for director continuing education programs to assist directors in maintaining the skills and knowledge necessary or appropriate for the performance of their responsibilities. Continuing education programs for directors may include a combination of internally developed materials and presentations, programs presented by third parties, and financial and administrative support for attendance at qualifying academic or other independent programs. All members of the Committee are independent. The Nominating, Governance and Sustainability Committee met four times in fiscal 2026.

Strategy and Transformation Committee. Our Strategy and Transformation Committee works closely with leadership in shaping the Company’s strategic direction and future growth initiatives. Since its creation, the Strategy and Transformation Committee has spearheaded Project Sunshine, a comprehensive strategy to strengthen our market position by tapping into our brand’s strong emotional connection with consumers. The five key initiatives of Project Sunshine are:

•

Sharpening Our Brand Focus: We are restoring Vera Bradley’s distinctive, joyful brand positioning by strengthening product, emphasis on social-first marketing, storytelling, and partnering selectively across wholesale and IP to rebuild relevance and demand.

•

Resetting Our Go-to-Market Model: We are rebuilding our commercial engine with sharper hero product focus, disciplined pricing and promotions, improved inventory planning, and integrated, insight-led execution across channels.

•

Rewiring the Digital Ecosystem: We are integrating our digital commerce platforms to create a seamless customer journey, supported by enhanced site functionality, data-driven decisions, and improved conversion and profitability.

•	Outlet 2.0: We are transforming our outlet channel from discount driven to a curated, brand-building smart-value experience that is delivering higher sales, conversion, and profitability.

•

Reimagining How We Work: We are streamlining the organization while investing in critical talent and capabilities to create a more agile, future-fit company positioned for sustainable long-term growth.

10 ● 2026 Proxy Statement	VERA BRADLEY, INC.

The Board and its Committees

ANNUAL BOARD AND COMMITTEE EVALUATIONS

Our Board and each of our standing committees annually conduct self-evaluations to identify opportunities to improve Board and committee performance.

COMMITTEE CHARTERS

The charters of the four standing committees of the Board of Directors describe the governance framework for each Committee. The charters, along with the Corporate Governance Guidelines, are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. These charters are reviewed by each Committee on an annual basis and any recommended changes are made and approved by the Board.

You may view the charters at http://investors.verabradley.com/corporate-governance.

COMMUNICATIONS WITH DIRECTORS

Shareholders may communicate with our directors by transmitting correspondence to our investor relations desk via the internet at http://investors.verabradley.com/ corporate-governance/contact-the-board or to our Secretary at:

Corporate Secretary

c/o Vera Bradley, Inc.

12420 Stonebridge Road

Roanoke, Indiana 46783

The Secretary will, as appropriate, forward communications to the Board of Directors or to any individual director, directors, or committee to whom the communication is directed.

VERA BRADLEY, INC.	2026 Proxy Statement ● 11

Director Compensation

DIRECTOR COMPENSATION

The Talent and Compensation Committee annually reviews the compensation for our Board of Directors and looks at director compensation relative to the Company’s Peer Group. The tables below reflect the cash and equity compensation provided for service on our Board. All directors other than Mr. Bickley participate in our non-employee director compensation program.

CASH COMPENSATION FOR NON-EMPLOYEE DIRECTORS

The fee for our non-employee directors under the cash compensation element of the program during fiscal 2026 was $49,500. We pay the Lead Independent Director an additional retainer of $9,000. In addition, we pay the following annual retainers for committee service:

FISCAL 2026 ANNUAL BOARD RETAINERS

Audit Committee Chair	$13,500

Audit Committee Members	9,000

Talent and Compensation Committee Chair	9,000

Talent and Compensation Committee Members	6,300

Nominating, Governance and Sustainability Committee Chair	7,875

Nominating, Governance and Sustainability Committee Members	5,400

Strategy and Transformation Committee Chair	15,000

All of our directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees.

RESTRICTED STOCK UNITS FOR NON-EMPLOYEE DIRECTORS

We also provide each of our non-employee directors with an annual equity grant with a grant date value of approximately $85,000. These restricted stock units vest and settle in our common shares, on a one-for-one basis, on the first anniversary of the grant date. The applicable award agreement also provides that the units shall vest immediately upon the death or disability of the director and upon the occurrence of a change in control of the Company, as defined in the agreement.

FISCAL 2026 DIRECTOR COMPENSATION

The following table summarizes compensation that our non-employee directors earned during fiscal 2026 for services as members of our Board of Directors.

FISCAL 2026 DIRECTOR COMPENSATION

NAME(1)	FEES EARNED OR PAID IN CASH	STOCK AWARDS(2)	TOTAL

Ian Bickley(3)	$27,413	$85,000	$112,413

Ivan Brockman(4)	9,750	—	9,750

Kristina Cashman	72,450	85,000	157,450

Robert J. Hall	60,750	85,000	145,750

Andrew Meslow	84,400	85,000	169,400

Frances P. Philip(5)	29,869	85,000	114,869

Jessica Rodriguez	65.344	85,000	150,344

Carrie M. Tharp	60,675	85,000	145,675

(1)	No director who was an employee of the Company received compensation for service on the Board during fiscal 2026 in which such director was not independent.
(2)

Represents the aggregate grant date fair value of restricted stock awarded during the fiscal year computed in accordance with FASB ASC Topic 718. Additional information regarding the calculation of these values is included in Notes 2 and 8 to our consolidated financial statements.

(3)

Mr. Bickley received non-employee director compensation for the portion of fiscal 2026 during which he served as an independent director. Following his appointment as Executive Chairman in July 2025, he did not receive any compensation for his service as a director.

(4)	Mr. Brockman joined the board in November 2025 and did not earn any stock award compensation until early fiscal 2027.
(5)	Ms. Philip retired from the Board of Directors effective June 4, 2025.

12 ● 2026 Proxy Statement	VERA BRADLEY, INC.

PROPOSAL NO. 2 Ratification of independent Auditor

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITOR

PROPOSAL

The Audit Committee has selected Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm to audit the consolidated financial statements of Vera Bradley for the fiscal year ending January 30, 2027 (fiscal 2027). The Audit Committee and the Board of Directors seek to have the shareholders ratify the Audit Committee’s appointment of Deloitte. Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Deloitte also served as our independent registered public accounting firm for fiscal 2026.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed by Deloitte to Vera Bradley for fiscal years 2026 and 2025:

FEES PAID TO DELOITTE

	FISCAL 2026	FISCAL 2025

Audit Fees(1)	$967,114	$1,103,259

Tax Fees(2)	75,612	62,862

All Other Fees(3)	1,895	1,895

Total	$1,044,621	$1,168,016

(1)

Audit Fees for fiscal years 2026 and 2025 consist of fees for professional services rendered by Deloitte in connection with the integrated audit of the consolidated financial statements and the effectiveness of the Company’s controls over financial reporting and reviews of our interim consolidated financial statements.

(2)	Tax Fees consist primarily of fees associated with tax compliance, advice, and planning services.
(3)	All Other Fees consist of fees for products and services other than the above-described services. In fiscal years 2026 and 2025, these fees related to an online research database subscription.

The Audit Committee’s written charter requires the Audit Committee to pre-approve, prior to engagement, all audit and permissible non-audit services provided by the independent registered public accounting firm on an individual basis. All of the services described in the table above were pre-approved by the Audit Committee. The Audit Committee considered the services listed above to be compatible with maintaining Deloitte’s independence.

VOTE REQUIRED AND BOARD RECOMMENDATION

This proposal will be approved if a quorum is present, in person or by proxy, at the Annual Meeting and the votes properly cast favoring the proposal exceed the votes properly cast opposing the proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

VERA BRADLEY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2027

VERA BRADLEY, INC.	2026 Proxy Statement ● 13

Audit Committee Report

AUDIT COMMITTEE REPORT

Management is responsible for the preparation, presentation and integrity of Vera Bradley’s consolidated financial statements and the Company’s internal control over financial reporting. The independent registered public accounting firm of Deloitte & Touche LLP, or Deloitte, was responsible in fiscal 2026 for performing an integrated audit of the Company’s consolidated financial statements and the effectiveness of the Company’s controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also responsible for selecting and evaluating the independence of the Company’s independent registered public accounting firm and for pre-approving the services rendered by that firm.

In this context, the Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed with management Vera Bradley’s audited consolidated financial statements for the fiscal year ended January 31, 2026;

2.	The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission;

3.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence; and

4.	The Audit Committee has considered whether the provision by Deloitte of non-audit services to Vera Bradley is compatible with maintaining Deloitte’s independence.

Based on these procedures and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements referred to above be included in Vera Bradley’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Kristina Cashman, Chair

Ivan Brockman

Andrew Meslow

Jessica Rodriguez

14 ● 2026 Proxy Statement	VERA BRADLEY, INC.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL

The guiding principles of our compensation policies and decisions include aligning each executive’s compensation with our business strategy and the interests of our shareholders and providing incentives needed to attract, motivate, and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans.

Shareholders are urged to read the “Executive Compensation Discussion and Analysis” section of this proxy statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Talent and Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in implementing our guiding principles.

We are required to submit a proposal to shareholders for a (non-binding) advisory vote to approve the compensation of our named executive officers (“NEOs”) pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the principles, policies, and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of Vera Bradley, Inc. approve, on an advisory basis, the compensation of its NEOs as disclosed in the proxy statement for the Annual Meeting, including the Summary Compensation Table, the Executive Compensation Discussion and Analysis, and other related tables and disclosures set forth in such proxy statement.”

Because this vote is advisory, the result will not be binding on us, our Board of Directors, or our Talent and Compensation Committee, although our Talent and Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design, and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our NEOs, as disclosed in this proxy statement, except with respect to shares held in street name, for which you must direct your broker to vote such shares. A say-on-pay vote will take place every year as determined by the Board of Directors and based on the advice provided by the shareholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

This proposal will be approved if a quorum is present, in person or by proxy, at the Annual Meeting and the votes properly cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

VERA BRADLEY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT INCLUDING RELATED TABLES AND DISCLOSURES.

VERA BRADLEY, INC.	2026 Proxy Statement ● 15

PROPOSAL NO. 4 2020 EQUITY AND INCENTIVE PLAN AMENDMENT

PROPOSAL NO. 4

2020 EQUITY AND INCENTIVE PLAN AMENDMENT

PROPOSAL

At the 2020 Annual Shareholder Meeting, the shareholders approved and the Company adopted a new Vera Bradley, Inc. 2020 Equity and Incentive Plan (the “2020 Plan”) to take effect upon expiration of the 2010 Plan on October 21, 2020. The plan was amended at the 2023 Annual Shareholder Meeting with shareholder approval to make available an additional 3,000,000 shares of Common Stock to be made available for future issuances.

As further described below, the 2020 Plan provides for grants of equity awards to our directors, advisors, and employees in order to align their interests with long-term shareholder interests, motivate and reward them for achieving long-term results, and help us retain key executives and employees in a competitive market for talent. The availability of an adequate number of shares available for issuance under the 2020 Plan is a critical factor in fulfilling these purposes.

In fiscal 2026, the Company saw significant change in its executive leadership with the departure of former Chief Executive Officer, Jacqueline Ardrey, former Chief Financial Officer, Michael Schwindle, and former Chief Marketing Officer, Alison Hiatt. As part of the executive restructuring, Martin Layding was appointed as Chief Financial Officer, Melinda Paraie as Chief Brand Officer. In March 2026, Ian Bickley was named as Chief Executive Officer and Executive Chairman and Mr. Laying’s role was expanded to Chief Operating and Financial Officer. As part of each executive’s hiring, the Company provided an initial hire grant of shares that will vest over a three-year period depending on Company performance and their continued service with the Company. As such, the Company issued significantly more shares in fiscal 2026 and thus far in fiscal 2027 than has typically been issued and that the Company plans on issuing on an annual basis in the future.

Under the terms of the 2020 Plan, as described below, 3,000,000 shares of Common Stock were made available for future issuances. An additional 3,000,000 shares were made available for future issuance in June 2023. Through April 24, 2026, the Company had utilized approximately 5,319,931 shares under the 2020 Plan. In order to ensure that sufficient shares are available for grant under the Plan, the Board has approved, and is requesting shareholder approval for, an amendment to the 2020 Plan to add an additional 3,000,000 shares of common stock to be available for future issuances (the

“Plan Amendment”). The Board believes that this number of Shares represents a reasonable amount of potential equity dilution to current shareholders and allows the Company to continue awarding equity incentives, which are an important component of our overall compensation program.

The Board of Directors believes Vera Bradley’s future success depends on our ability to attract and retain talented team members, and the ability to grant awards under the 2020 Plan is a critical recruiting and retention tool to obtain the quality employees we need to move our business forward. We ask our shareholders to approve the 2020 Plan Amendment to increase the shares authorized thereunder so that Vera Bradley can continue to attract and retain outstanding and highly skilled employees, including key executive officers, and independent directors that add value to our Board of Directors. The Board of Directors considers the impact of dilution on the shareholders in making this recommendation, which has typically been less than 3% per year, other than during times of extraordinary leadership change. The Board believes it is in the best interest of Shareholders to approve the 2020 Plan Amendment to add additional shares in order to continue to attract and retain high caliber employees, officers, and members of the Board of Directors. If shareholders do not approve the 2020 Plan Amendment, we may not be able to continue our equity incentive program in the future. This could preclude us from successfully attracting and retaining highly skilled employees, advisors, executive officers, and independent directors for our Board of Directors.

Plan Highlights

The 2020 Plan includes a number of specific terms and limitations that the Compensation Committee believes reflect our pay for performance philosophy and are consistent with the long-term interests of our shareholders. These features include:

1.	Minimum Vesting Period. The 2020 Plan includes at least a one-year vesting period for all awards under the plan, other than those clearly identified.

2.	Recoupment Policy. All grants made under the 2020 Plan shall be subject to the Company’s Compensation Recoupment Policy that provides for repayment of compensation in the event of certain misconduct.

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PROPOSAL NO. 4 2020 EQUITY AND INCENTIVE PLAN AMENDMENT

3.	No stock option repricing. The 2020 Plan includes an express prohibition on repricing of stock options, including stock appreciation rights (SARs).

4.	No discounted awards. The 2020 Plan requires the exercise price of incentive stock options and SARs to be not less than the fair market value of our Common Stock on the date of grant.

5.	No “evergreen” provision. The 2020 Plan provides for a limited number of shares for grant and does not provide for any automatic annual increase of available shares for future issuance.

6.	Nontransferable Awards. The 2020 Plan explicitly prohibits the transfer of equity awards other than to an employee’s immediate family for no consideration.

7.	Ten-Year Plan Term. The 2020 Plan prohibits the making of awards after October 21, 2030, and limits the exercise term of stock options and stock appreciation rights to ten years from the grant date.

8.	Independent Committee Administration. The 2020 Plan is administered by our Talent and Compensation Committee, which is comprised solely of independent, outside, non-employee Directors.

Dilution and Burn Rate

The following information summarizes, as of April 24, 2026, the equity awards outstanding under the 2020 Plan were as follows:

•	Number of restricted share units unvested: 2,762,195

•	Number of performance share units unvested: 604,332

•	Shares available for grant under the 2020 Plan: 680,069

Under the proposal, the 2020 Plan Amendment will increase the number of shares of our Common Stock available for issuance under the 2020 Plan by 3,000,000 shares. The number of shares available for grant under the 2020 Plan may increase in connection with the cancellation or forfeiture of awards outstanding under the 2020 Plan, but not by shares tendered to pay the exercise price of awards or tax withholding obligations.

Under the 2020 Plan the potential shareholder dilution is approximately 20% if the 2020 Plan Amendment is approved and all shares available for grant are granted under the plan. This would be roughly 4% per year over the remaining term of the 2020 Plan (assuming awards are made ratably over the remaining years of the 2020 Plan). However, it should be noted that all shares will not necessarily be granted under the 2020 Plan and future amendments to the 2020 Plan could add additional shares.

In addition to assessing dilution to shareholders, the Compensation Committee reviews our “burn rate” to measure how much equity we are granting to employees as compared to the total number of shares outstanding. The burn rate is measured as the (i) total number of equity-related awards granted in any given fiscal year divided by (ii) the number of common shares outstanding at the end of that fiscal year. Our FY27 burn rate is 4.7%. The FY26 burn rate was 12.6%. The FY25 burn rate was 2.7%. Equity grants are typically made in April of each fiscal year, which means most of the grants for FY27 should have already been made. Fiscal 2026 contains an initial grant for several new executive officers.

Based on the number of equity awards underlying shares granted in each of the last three fiscal years, we estimate that the requested increase in shares would be sufficient for approximately three to five years of grants based on historical granting practice, although there is no guarantee as to the number of equity awards that will be granted each year.

Summary of 2020 Plan

Is the following summary of the 2020 Plan complete?

No. The following pages summarize the principal features of the 2020 Plan, but this summary is not intended to be exhaustive and is qualified in its entirety by reference to the 2020 Plan itself, a copy of which is attached to this proxy statement as Appendix A.

What is the term of the 2020 Plan?

Unless the 2020 Plan is earlier terminated in accordance with its provisions, no awards will be made thereunder after October 21, 2030, but awards granted on or prior to such date will continue to be governed by the terms and conditions of the 2020 Plan and the applicable award agreement.

Who administers the 2020 Plan, and who is eligible for awards under the 2020 Plan?

The 2020 Plan is administered by the Talent and Compensation Committee. Employees, Advisors, and Directors of the Company and its subsidiaries are eligible to participate (“Participants”) in the 2020 Plan.

The Talent and Compensation Committee has the exclusive discretion to select the Participants and to determine the type, size, and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in

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PROPOSAL NO. 4 2020 EQUITY AND INCENTIVE PLAN AMENDMENT

the interpretation and administration of the 2020 Plan. The 2020 Plan remains in effect until all awards under the 2020 Plan either have been satisfied by the issuance of shares of the Company’s Common Stock or the payment of cash or have expired or otherwise terminated; provided, however, that no awards may be granted after October 21, 2030. Generally, a Participant’s rights and interest under the 2020 Plan will not be transferable except by will or by the laws of descent and distribution.

What are the details of the types of awards authorized under the 2020 Plan?

The 2020 Plan provides for the grant of the following types of incentive awards: stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and performance awards.

Stock Options. Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of shares of the Company’s Common Stock at a price fixed by the Compensation Committee. The exercise price for stock options issued under the 2020 Plan that qualify as incentive stock options within the meaning of Section 422(b) of the Code shall not be less than 100% of the fair market value as of the date of grant. The Compensation Committee has broad discretion as to the terms and conditions upon which options granted shall be exercised. Options have a maximum term of ten years from the date of grant.

Stock Appreciation Rights. Stock Appreciation Rights (“SAR”) are rights to receive cash or shares, or a combination thereof, as the Compensation Committee may determine, in an amount equal to the excess of (i) the fair market value of the shares with respect to which the SAR is exercised over (ii) a specified price which must not be less than 100% of the fair market value of the shares at the time the SAR is granted.

Restricted Shares and Restricted Share Units. Awards of restricted shares or restricted share units under the 2020 Plan may be made at the discretion of the Compensation Committee and consist of shares of stock granted to a participant and subject to a stock restriction agreement or a right to receive shares of stock once certain conditions are satisfied or certain restrictions are lifted. At the time of an award, the Committee in its discretion may prescribe in award agreements that a Participant may have the benefits of ownership in respect of such shares, including the right to vote such shares and receive dividends thereon and other distributions subject to the restrictions set forth in the

2020 Plan and in the stock restriction agreement. Any shares of the Company’s common stock issued shall be held by the Company until all conditions and/or restricts have been satisfied. The Compensation Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment.

Performance Shares, Performance Units and Performance Awards. Performance shares, performance units, and performance awards shall be earned in whole or in part based upon the achievement of pre-established performance criteria. The Compensation Committee shall set the performance criteria of any grant no later than the 90th day after the performance period begins. The Compensation Committee has discretion to determine the Participants to whom performance unit awards are to be made, the times in which such awards are to be made, the size of such awards, and all other conditions of such awards, including any restriction, deferral periods, or performance criteria.

How are withholding taxes on awards handled?

The Company has the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares, at the Company’s discretion) sufficient to satisfy any federal, state, local and/or other taxes, domestic or foreign, required by law or regulation.

What is the effect of a change in control or occurrence of certain unusual or nonrecurring events that happen to change the nature of the Company’s Common Stock?

If there occurs a “Change in Control” of the Company, as defined in the 2020 Plan, the Committee may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon a Participant’s termination of service in connection with a Change in Control or upon the occurrence of any other event the Compensation Committee may set forth in the Award Agreement.

If the Company’s Common Stock Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a public offering or other capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, provision shall be made so that the Participants shall be entitled to receive, upon vesting of such Shares, the number of Shares to which a

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PROPOSAL NO. 4 2020 EQUITY AND INCENTIVE PLAN AMENDMENT

Participant would have been entitled on such merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or payment of stock dividend.

Can the 2020 Plan be amended or terminated?

The Board of Directors or Compensation Committee may alter, amend, modify, or terminate the 2020 Plan in whole or in part at any time, except that neither the Board of Directors nor the Compensation Committee may, without the approval of the Company’s shareholders, increase the number of shares that may be issued or transferred to Participants under the 2020 Plan. No modification of an Award will, without the prior consent of the Participant, materially impair any rights or obligations under any Award already granted. The Compensation Committee will not modify or replace any outstanding Option or SAR so as to lower the exercise price without approval of the Company’s shareholders.

A copy of the Second Amended and Restated 2020 Plan is attached to this Proxy Statement as Appendix A.

Federal Income Tax Consequences

The following discussion is limited to a summary of the U.S. federal income tax consequences of the grant, exercise, and vesting of awards under the 2020 Plan. The tax consequences of the grant, exercise, or vesting of awards may vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations, and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Non-Qualified Stock Options. In general, the Company anticipates that (i) a Participant will not recognize income at the time a non-qualified option is granted, (ii) a Participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price paid for the shares and (iii) at the time of sale of shares acquired pursuant to the exercise of the non-qualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. The Company anticipates that a Participant will not recognize income at the time an incentive option is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option exercise price paid may constitute a preference item for the alternative minimum tax. If shares are issued to the optionee pursuant to the exercise of an incentive option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such shares to the optionee, then upon the sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. In general, the Company anticipates that a Participant will not recognize income upon the grant of stock appreciation rights. The Participant generally will recognize ordinary income when the stock appreciation rights are exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

Restricted Stock. In general, the Company anticipates that a Participant will not be subject to tax until the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the Participant for such restricted shares). However, a Participant who so elects under Section 83(b) of the Code within 30 days of the date of award of the shares will have taxable ordinary income on the date of award of the restricted shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and transfer restrictions generally will be treated as compensation that is taxable as ordinary income to the Participant.

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PROPOSAL NO. 4 2020 EQUITY AND INCENTIVE PLAN AMENDMENT

Restricted Stock Units and Performance Shares or Units. In general, the Company anticipates a Participant will not recognize income upon the grant of a restricted stock unit award or a performance share or unit award. Upon settlement of the awards, the Participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

Dividends or Dividend Equivalents. Any dividend or dividend equivalents awarded with respect to awards granted under the 2020 Plan and paid in cash or unrestricted shares will be taxed to the Participant at ordinary income rates when such cash or unrestricted shares are received by the Participant.

Section 409A. The 2020 Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Internal Revenue Code. In general, if an award is subject to Section 409A, and if the requirements of Section 409A are not met, the award could be subject to tax at an earlier time than described above and could be subject to additional taxes and penalties. All awards granted under the 2020 Plan will be designed either to be exempt from, or to comply with the requirements of, Section 409A.

Tax Consequences to the Company. To the extent that a Participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code.

SEC Registration

We intend to file with the SEC a registration statement on Form S-8 covering the additional common stock reserved for issuance under the 2020 Plan if the Plan Amendment is approved.

VOTE REQUIRED AND BOARD RECOMMENDATION

This proposal will be approved if a quorum is present, in person or by proxy, at the Annual Meeting and the votes properly cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

VERA BRADLEY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE VERA BRADLEY, INC. 2020 EQUITY & INCENTIVE PLAN AMENDMENT TO ADD AN ADDITIONAL 3,000,000 SHARES OF COMMON STOCK TO THE PLAN.

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Executive Compensation

EXECUTIVE COMPENSATION

TALENT AND COMPENSATION COMMITTEE REPORT

The Talent and Compensation Committee of the Board of Directors has reviewed and discussed the following Executive Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

SUBMITTED BY THE TALENT AND COMPENSATION COMMITTEE

Andrew Meslow, Chair

Kristina Cashman

Carrie M. Tharp

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

This CD&A provides a summary of the material elements of our compensation philosophy and practices, with a particular focus on our named executive officers or “NEOs.” As used in this CD&A, the “Committee” refers to the Talent and Compensation Committee of the Board of Directors.

The following is a list of our NEOs who served during fiscal 2026:

NAME	TITLE

Ian Bickley	Executive Chairman, Vera Bradley, Inc.

Jacqueline Ardrey	Former President and CEO, Vera Bradley, Inc.

Martin Layding	Chief Financial Officer, Vera Bradley, Inc.

Michael Schwindle	Former Chief Financial Officer, Vera Bradley, Inc.

Mark C. Dely	Chief Administrative & Legal Officer and Corporate Secretary, Vera Bradley, Inc.

Alison Hiatt	Former Chief Marketing Officer, Vera Bradley, Inc.

Melinda Paraie	Chief Brand Officer, Vera Bradley, Inc.

VERA BRADLEY, INC.	2026 Proxy Statement ● 21

Executive Compensation

To assist in understanding our NEO compensation program, we have included a discussion of our compensation policies and decisions for periods before and after fiscal 2026, where relevant. Our compensation program is designed to provide some common standards throughout the Company. Therefore, much of what is disclosed below applies to executives in general and is not limited to our NEOs. The Committee constantly evaluates industry and corporate governance best practices in its compensation programs. Below is a summary of what the Company does and does not do with respect to its compensation programs:

CORPORATE GOVERNANCE BEST PRACTICES

WHAT WE DO

Pay for Performance: In fiscal 2026, 50% of CEO compensation and an average of 31% of other NEO compensation was tied to performance.

Double-Trigger Change of Control: Following a change in control, severance payments will only be triggered upon an involuntary termination of employment or where employee terminates for good reason.

Use of Third-Party Consultants: We utilize compensation consultants and third-party benchmarking to evaluate and compare our compensation programs.

Share Ownership Guidelines: Executive officers are expected to hold Company common stock between 2 and 4 times their annual base salary, and non-employee directors are expected to hold common stock of 4 times their annual cash retainer.

Compensation Recoupment Policy: All cash incentive awards or performance-based equity awards are subject to recoupment in the event of earnings restatements.

Limited use of Employment Agreements: Only our CEO has an employment agreement.

WHAT WE DON’T DO

No Hedging or Pledging: Under the Company’s Insider Trading Policy, executives are not allowed to enter into hedging/pledging or other monetization transactions with Company securities.

No Grants of Stock and Options Below Fair Market Value: All restricted stock units and options are priced and granted at the fair market value at the time of grant. Stock or options are not granted below fair market value.

No Repricing of Underwater Options/RSUs: The Committee has not repriced any underwater options or otherwise changed the value of RSUs granted despite change in the value of the stock.

No Short-Term Vesting of Equity Awards: The Company utilizes a three-year time horizon to vest equity granted as part of its Long-Term Incentive Program.

No Tax Gross-Ups: The Company does not utilize tax gross-ups for executives.

OUR COMPENSATION PHILOSOPHY AND OBJECTIVES

We believe that the Company’s compensation philosophy should act as the “blueprint” for the total compensation design and targeted value to be delivered to the executive officers. Our compensation philosophy is intended to ensure that the framework for the Company’s compensation program supports the strategic needs of the business, that the components of the pay system work in concert to influence executive behavior in support of organization imperatives, and that the mechanics of the executive reward structure reinforce the corporate culture and management style of the organization.

Our compensation philosophy includes two identifiable components: compensation objectives and pay goals.

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Executive Compensation

Compensation Objectives. These objectives serve as a set of “guiding principles” that provide an overview of the intended purpose of our compensation program. Our compensation objectives are:

•	To attract and retain key personnel and drive effective results.

•	To encourage our NEOs to focus on:

•	Building shareholder value.

•	Maximizing growth and profitability.

•	Leadership to drive change while exemplifying Company values.

•	Building a strong brand and focusing on long-term strategic objectives.

•	To provide our NEOs with a compensation package that is competitive within our industry.

Pay Goals. The Committee has determined that it is beneficial to establish ranges of compensation, both in total and with respect to each of the Company’s main compensation components, around the 50th percentile of peer group compensation. A primary focus of the Committee in setting executive compensation is to target total compensation within the established ranges noted below, although competitiveness of the other pay components is also strongly considered. For the CEO and the other NEOs, the Talent and Compensation Committee considers the following ranges when assessing the competitiveness of each pay component:

COMPENSATION ELEMENT	PAY GOAL RELATIVE TO PEER GROUP

Annual base salary rate:	50th percentile, +/- 10%

Target annual incentive:	50th percentile, +/- 10%

Target long-term incentive:	50th percentile, +/- 15%

Target total compensation:	50th percentile, +/- 15%

COMPENSATION MIX AND PAY FOR PERFORMANCE

Annually, the Committee considers the total compensation opportunities for each NEO and determines how total potential compensation should be allocated across the different elements of compensation. The Committee does not follow a definitive policy when determining the mix of and structure for total compensation. Instead, it considers factors such as achievement of corporate and individual goals, level of experience, responsibilities, demonstrated performance, time with the corporation, risk associated with any payout, and retention considerations.

Generally, the Committee considers market practices as reflected in the peer group data for the peer group identified below and more generally for the Company’s industry to obtain a baseline of total potential compensation for each NEO. Using this analysis as a starting point, the Committee engages in discussions with the objective of ensuring that a material portion of each NEO’s total compensation is at-risk and dependent on performance. Care is taken to balance incentives to drive performance in the short-term and the long-term. In this way, we encourage NEOs to vigorously pursue financial and other performance while discouraging incentives to take excessive risks that may be beneficial in the short term, but harmful in the long run. We believe that these practices align the interests of the NEOs with those of the shareholders year-over-year, as well as over the long term.

VERA BRADLEY, INC.	2026 Proxy Statement ● 23

Executive Compensation

The Committee seeks to ensure that a substantial portion of the total compensation awarded to the NEOs is performance-based and is comprised of both annual and long-term incentives. The fiscal 2026 mix of target compensation for the CEO and other NEOs is set forth below:

FISCAL 2026 TARGET COMPENSATION FOR CEO AS PERCENTAGE OF TOTAL COMPENSATION:(1)	FISCAL 2026 AVERAGE TARGET COMPENSATION FOR NEOs AS PERCENTAGE OF TOTAL COMPENSATION:

(1)	Represents the Company’s former CEO, Ms. Ardrey’s, target compensation

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Role of the Talent and Compensation Committee. The Committee is responsible to the Board for overseeing the development and administration of our compensation programs. The Committee is comprised of three independent directors and is responsible for the review and approval of all aspects of executive compensation, including the approval of compensation packages of newly hired executive officers. The Committee is supported in its work by the CEO, the Chief Administrative & Legal Officer, the Vice President of Human Resources, their staff, and independent executive compensation consultants, as needed.

Role of Management. The Committee generally seeks input from our CEO when discussing the performance and compensation levels of the other NEOs. The Committee also works with our CEO, our Chief Financial Officer, our Chief Administrative & Legal Officer and Corporate Secretary, and our Vice President of Human Resources in evaluating the financial, accounting, tax, and retention implications of our various compensation programs. Neither Mr. Bickley, Ms. Ardrey, nor any of our other executives participates in deliberations relating directly to her or his own compensation.

Role of Compensation Consultants. The Committee has utilized compensation consultants in assisting with benchmarking, regulatory changes and updates, and analysis and design of the Company’s compensation program. The Committee also used consultants to help review the Company’s compensation peer group. The Committee has utilized Pearl Meyer & Partners, LLC (“Pearl Meyer”) and Equilar, Inc. (“Equilar”) as executive compensation consultants. Both Pearl Meyer and Equilar were retained by the Committee, and the Committee may replace them or hire additional consultants at any time. Our Committee makes all final decisions regarding the compensation of our NEOs.

Role of Shareholders: Response to Advisory Vote on Executive Compensation. At the 2025 Annual Meeting of Shareholders, approximately 80% of the votes cast on the advisory vote on our executive compensation program were in support of the compensation paid to the NEOs. The Committee took these results into account in formulating its executive compensation plans moving forward for fiscal 2026. In light of the support from shareholders, in setting fiscal 2026 compensation the Committee materially maintained the compensation program currently in place.

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Executive Compensation

Peer Group and Benchmarking. At least annually, the Committee utilizes peer group and industry third-party benchmarking data to ensure that the NEOs and other officers are appropriately compensated. As part of analyzing peer group data, the Committee conducts a review of its identified peer group used for executive compensation comparisons to ensure all peer companies remain an appropriate basis for comparison.

In selecting peer companies, the Committee aims to identify companies with similar characteristics to our Company. Specifically, we look for peer group companies that are in the retail industry or another related industry, have a strong consumer brand, are profitable, and are of a comparable size (based principally on revenue and market capitalization).

FISCAL 2026 COMPENSATION PEER GROUP

The Buckle, Inc.	Boot Barn, Inc.	J. Jill. Inc.

Duluth Holdings	Land’s End, Inc.	Lulu’s Fashion Lounge Holdings, Inc

Vince Holding Corp.	Build-a-Bear Workshop, Inc.	Zumiez Inc.

Movado Group, Inc.	Oxford Industries, Inc.	YETI, Holdings, Inc.

Destination XL Group, Inc.	Tilly’s Inc.	Rocky Brands, Inc.

Bassett Furniture Industries, Inc.

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM IN FISCAL 2026

HIGHLIGHTS

Recent highlights of our executive compensation program include:

•	All incentive compensation is tied to company financial performance or obtaining key strategic objectives.

•

In addition to financial goals, the annual incentive for fiscal 2026 included a key strategic objective, tied to our long-term strategic plan and intended to focus the team on making progress towards the Company’s long-term strategic plan.

•

The Company achieved above threshold level for the net revenue metric. The Company’s net operating loss was below threshold level. Therefore, there was a payout for net revenue and no payout for operating loss as it related to these elements of the Company’s short-term incentive plan.

•	The Company achieved below threshold adjusted EBITDA, therefore there was no payout for the performance-based units associated with the fiscal 2026 grant.

•

The actual achievement associated with the fiscal 2026 performance year for the performance-based units of the Company’s Long-Term Incentive Plan for Adjusted EPS was above threshold and paid out at 89% for individual tranches (third tranche of fiscal 2024 and second tranche of fiscal 2025) who’s performance was based on adjusted EPS.

•	All stock equity grants under our long-term incentive program vest over a three-year period in order to incentivize retention and long-range performance.

BASE SALARY

Purposes of Base Salary. We utilize base salary as the primary means of providing compensation for performing the essential elements of an executive’s job. Base salaries are intended to provide a certain level of fixed compensation commensurate with an executive’s position, responsibilities, tenure, historical compensation, retention risk, and current and expected future contributions to the Company. In particular, we set base salaries keeping in mind that we are often recruiting from a fashion and retail marketplace that is not typically found in the Company’s hometown of Fort Wayne, Indiana. With these principles in mind, base salaries are reviewed at least annually by our Committee and may be adjusted from time to time based on the results of this review.

Setting Fiscal 2026 Base Salary. In fiscal 2026, the Committee determined there would be no base salary increases for the NEOs.

The Committee approved no base salary increases based on analysis of the median peer group and industry benchmarking base salary information, performance and/or changes in NEO responsibilities, and to align with the market and the Company’s compensation philosophy.

VERA BRADLEY, INC.	2026 Proxy Statement ● 25

Executive Compensation

The following table shows annual base salary rates for each of our NEOs at the end of fiscal 2026 and fiscal 2025. Amounts represent a base rate of pay; actual earnings during a fiscal year may vary based upon a variety of factors, including the number of weeks in the fiscal year.

FISCAL 2026 BASE SALARY CHANGES

	FISCAL 2026 BASE SALARY RATE	FISCAL 2025 BASE SALARY RATE

Ian Bickley	$720,000	N/A

Jacqueline Ardrey	875,500	$875,500

Martin Layding	475,000	N/A

Michael Schwindle	540,750	540,750

Mark C. Dely	463,500	463,500

Alison Hiatt	412,000	412,000

Melinda Paraie	475,000	N/A

ANNUAL INCENTIVE COMPENSATION

Purposes of Annual Incentive. Our annual incentive compensation, in the form of an annual cash payment, is intended to compensate our NEOs for meeting our short-term corporate financial and strategic objectives and to incentivize our NEOs to meet these objectives. Our financial and strategic objectives are intended to build shareholder value, maximize growth and profitability, build a strong brand, and execute against the annual milestones of the long-term strategic plan.

Setting Annual Incentive Compensation Levels. Our objective is generally to be within the competitive range of the peer group median, on average, for annual incentive opportunities of our executive officers, including our NEOs. We consider a range of +/-10% around the market median (50th percentile) to be competitive but still capable of recognizing differences among executives.

Fiscal 2026 Annual Incentive Performance Metrics. For fiscal 2026, the Committee updated the compensation program from fiscal 2025 to include one plan across the Company, following the sale of the Pura Vida business. The strategic objectives are updated annually as appropriate.

Selecting the Financial Metrics. Revenue and operating income were the financial metrics used for fiscal 2026. The Committee selected net revenue because we believe it is important to our shareholders and to the ultimate performance of the Company. Top line performance, however, must be accompanied by operating performance as well, so operating income was selected as a second performance metric. In the future, the Committee will review the application of other financial performance measures. The Committee typically sets a target level of performance at which the full target bonus can be earned. The Committee also sets a threshold level of performance below which no bonus is earned and a maximum level of performance that results in a maximum bonus.

ANNUAL INCENTIVE PLAN STRUCTURE

FINANCIAL METRICS	Weight	Payout by Performance Level as a Percentage of Target Incentive

		Threshold		Target	Maximum

Operating Income	30%		25%	100%	200%

Net Revenue	30%		25%	100%	200%

Total	60%

STRATEGIC METRICS	Weight	Payout by Performance Level as a Percentage of Target Incentive

		Met Most	Met All	Exceed	Significantly Exceed

Strategic Objectives(1)	40%	25%	100%	125%	200%

TOTAL					200% (2)

(1)	The payout for strategic objectives is capped at 100% in the event that either or both of the operating income or net revenue metrics are not achieved at the threshold performance level or higher.
(2)	Mr. Bickley’s total annual incentive payout is capped at 200% of his base salary.

26 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Executive Compensation

Selecting the Strategic Metrics. In fiscal 2026, the Committee once again included a corporate-level strategic objective as a component of the annual incentive compensation program. The Committee believes that this metric is appropriate to incentivize the management team to meet significant strategic objectives key to achieving the Company’s long-term strategic plan. The strategic objective measure is tied to an objective metric where performance is based on the level of achievement against the metric.

In fiscal 2026 the corporate strategic goal was cash management.

In the future, the Committee will continue to evaluate both payout levels and performance levels in accordance with business conditions and prevailing market practices.

Fiscal 2026 Annual Incentive Payout. In fiscal 2026, the Company’s net revenue was above the threshold performance level of $268.2 million, resulting in a partial payout for this metric. The Company’s adjusted operating loss was below the threshold performance level of $0.4 million, resulting in no payout for this metric. The Company’s operating loss from continuing operations was adjusted to exclude severance charges, certain professional fees associated with strategic objectives, professional fees associated with the sale of Pura Vida, PPE impairment charges, transformation initiative charges, PO cancellation charges, and inventory write-off charges associated with the sale of Pura Vida.

For financial performance metrics, payout levels are determined using linear interpolation for results falling between the three performance levels.

The Committee determined the Company’s strategic goals were not met and therefore resulted in no payout. This result was determined based on metrics identified at the beginning of fiscal 2026 and how the Company performed with respect to each of these metrics.

The following table sets forth the payout opportunities at each performance level, as well as actual bonus earned as a percentage of base salary:

FISCAL 2026 ANNUAL INCENTIVE PAYOUT AS A

PERCENTAGE OF BASE SALARY

	OPPORTUNITY

	Threshold	Target	Max	ACTUAL(1)

Ian Bickley	N/A	N/A	N/A	N/A

Jacqueline Ardrey	25.0%	100%	200%	9.0%

Martin Layding	16.3%	65%	130%	14.0%

Michael Schwindle	15.0%	60%	120%	5.4%

Mark C. Dely	15.0%	60%	120%	9.7%

Alison Hiatt	12.5%	50%	100%	4.5%

Melinda Paraie	16.3%	65%	100%	26.9%

(1)	Actual reflected as a percentage of eligible earnings during fiscal 2026. Represents totals for each category.

LONG-TERM INCENTIVE COMPENSATION

Purposes of Long-Term Incentive Compensation. We grant long-term equity awards under our executive compensation program in order to compete for executive talent and align the interests of our employees, including our NEOs, with those of the Company’s shareholders. These awards are intended to motivate executives by tying a portion of their incentive compensation to the performance of our common stock over the long term and, in turn, also motivate employees to remain with the Company as the value of these awards is intended to increase over time. We believe these awards also serve as motivation for executives to continue to improve the long-term performance of the Company.

Fiscal 2026 Long-Term Incentive Vehicles, Mix, and Grant Size. For all grants made to each NEO during fiscal 2026, fiscal 2025, and fiscal 2024, except for sign-on and retention grants, were made up of 50% performance-based restricted stock units and 50% time-based

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Executive Compensation

restricted stock units. The terms of the fiscal 2026, fiscal 2025, and fiscal 2024 grants were similar.

Based on the Committee’s assessment, the following table reflects the fiscal 2026 long-term grant values for the NEOs.

FISCAL 2026 GRANTS

	TARGET GRANT VALUE	AS A % OF BASE SALARY RATE	% OF GRANT PERFORMANCE- BASED	% OF GRANT TIME- BASED

Ian Bickley	$1,500,000	208.3%	0%	100%

Jacqueline Ardrey	700,000	80.0%	50%	50%

Martin Layding	1,025,000	215.8%	24%	76%

Michael Schwindle	400,000	74.0%	50%	50%

Mark C. Dely	600,000	129.4%	25%	75%

Alison Hiatt	300,000	72.8%	50%	50%

Melinda Paraie	525,000	110.5%	0%	100%

Terms of the Fiscal 2026 Time-Based Restricted Stock Unit “RSU” Grant. The time-based RSUs vest and settle in our common shares, on a one-for-one basis in three equal annual installments on the first, second, and third anniversaries of the date of grant. The applicable award agreement provides that the units vest immediately upon the NEO’s disability (as defined in the Incentive Plan) or death or, provided the NEO remains employed through the effective date, upon a change in control (which is more specifically defined in the award agreement). The units will also vest upon the NEO’s retirement (as defined in the Incentive Plan) on a prorated basis based on service through the retirement date.

Terms of the Fiscal 2026 Performance-Based RSU Grant. The performance-based RSU awards granted in fiscal 2026 are subject to a one-year performance period and cliff vest on the third anniversary of the grant date, subject to continued employment.

The number of PRSUs ultimately earned, if any, will be determined based on the Company’s fiscal 2026 performance, with payout levels ranging from 25% of target for threshold performance up to 200% of target for maximum performance. Any earned RSUs will vest and be settled in shares of the Company’s common stock on a one-for-one basis following the end of the third anniversary of the grant date, subject to the executive’s continued employment through the vesting date.

For the fiscal 2026 awards, performance is measured based on adjusted EBITDA for the fiscal 2026 performance period. Threshold and maximum performance levels were established at 88% and 112%, respectively, of target adjusted EBITDA.

FISCAL 2026 PERFORMANCE-BASED RSU GRANT – TRANCHE ONE PERFORMANCE MEASURES

PERFORMANCE LEVEL	ADJUSTED EBITDA GOAL FOR FISCAL 2026	SHARES VESTING AS A PERCENTAGE OF TARGET GRANT

Threshold	$7.6 million	25%

Target	$8.6 million	100%

Maximum	$9.7 million	200%

Results of Fiscal 2024 through Fiscal 2026 Performance-Based RSU Cycle. The Company’s Long-Term Incentive Plan Performance-based restricted stock units are earned over a three year period and therefore the discussion below includes discussion over the last three fiscal years. Performance-based restricted stock units granted on November 1, 2022 and March 31, 2023 were subject to a three-year performance period established by the Committee that ended on January 31, 2026, which represents performance periods covered by fiscal 2024, fiscal 2025, and fiscal 2026. The following table shows the target number of restricted stock units granted to each NEO for this period.

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Executive Compensation

FISCAL 2024 PERFORMANCE-BASED RSU GRANTS

TARGET GRANT (NUMBER OF RSUs)

Ian Bickley	—

Jacqueline Ardrey	76,220

Martin Layding	—

Michael Schwindle	—

Mark C. Dely	22,955

Alison Hiatt	—

Melinda Paraie	—

The target number of performance-based RSUs was equally divided into three tranches with the first tranche earned based on fiscal 2024 performance (“FY24 Tranche”), the second tranche earned based on fiscal 2025 performance (“FY25 Tranche”), and the third tranche earned based on fiscal 2026 performance (“FY26 Tranche”).

At the time of grant, it was determined that target performance for the FY24 Tranche was to be established based on the Company’s 2024 target for diluted earnings per share of $0.43, with a maximum performance of $0.48 and a minimum performance of $0.38 per share. Actual fiscal 2024 adjusted earnings per share was $0.55 per share, resulting in a payout of 200% of target. GAAP diluted EPS of $0.25 was adjusted in accordance with the requirements of the incentive plan for intangible asset impairment charges, the amortization of definite-lived intangible assets, severance charges, and consulting and professional fees primarily associated with strategic initiatives.

For the FY25 Tranche, it was determined that target performance was 110% of actual fiscal 2024 adjusted diluted earnings per share, and for the FY26 Tranche it was determined that target performance was 110% of actual fiscal 2025 adjusted diluted earnings per share.

Adjusted diluted earnings per share for fiscal 2025 of ($0.64) fell below the threshold performance level of $0.54, resulting no payout for the FY25 Tranche. GAAP diluted earnings per share of ($2.15) was adjusted in accordance with the requirements of the incentive plan for, intangible asset impairment charges; severance charges; PPE impairment charges; the amortization of definite-lived intangible assets, Project Restoration charges, consulting and professional fees primarily associated with strategic initiatives, software abandonment charges, and one-time vendor charges.

Adjusted diluted earnings per share from continuing operations for fiscal 2026 of ($0.59) exceeded threshold performance level of ($0.65), resulting in a partial payout of 89% for the FY26 Tranche. GAAP diluted earnings per share from continuing operations of ($1.17) was adjusted in accordance with the requirements of the incentive plan for severance charges, consulting and professional fees primarily associated with strategic initiatives, professional fees associated with the sale of Pura Vida, PPE impairment charges; transformation initiative charges; PO cancellation fees; and inventory write-offs associated with the sale of Pua Vida.

Therefore, in total, Ms. Ardrey earned 73,424 and Mr. Dely earned 22,112 shares pursuant to the FY24, FY25, and FY26 Tranches of the fiscal 2024 grant, respectively.

BENEFITS

The NEOs are eligible for the same level and offering of benefits available to other employees. Our benefits, such as our basic health benefits, 401(k) plan, life insurance, paid time off, matching charitable gifts program, and discounts on certain Company products, are intended to provide a stable array of support to our employees and their families throughout various stages of their careers, and these core benefits are provided to all full-time employees. The 401(k) plan allows participants to defer amounts of their annual compensation before taxes, up to the cap set by the Internal Revenue Code, which was $23,500 per person for calendar year 2025 (or $31,000 for employees over age 50). Employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) plan. For fiscal 2026, we provided matching contributions equal to 100% for the first 3% of an employee’s individual contribution and 50% for the next 2% of individual contributions, for a maximum employer match of 4% of individual contributions, subject to certain other limits, including vesting requirements.

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Executive Compensation

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Ms. Ardrey’s Employment Agreement. Ms. Ardrey’s employment agreement with the Company was effective November 1, 2022 (the “Employment Agreement”). The Agreement was terminated pursuant to the Waiver and Release Agreement signed between the Company and Ms. Ardrey July 31, 2025.

Ms. Ardrey’s annual base salary rate during fiscal 2026 was $875,500. Under her employment agreement, Ms. Ardrey has a target annual fiscal bonus of 100% of her annual base salary rate, with a maximum annual cash bonus of up to 200% of her annual base salary rate, and she is also eligible for long-term incentive grants.

Ms. Ardrey’s Employment Agreement contains non-compete restrictions. During the period of her employment and for a period of two years following her termination, Ms. Ardrey may not engage in, manage, join or work for (as an employee, consultant, or independent contractor) or permit the use of her name by, or provide financial or other assistance to, any competitor that engages in the design, production, marketing, and retailing of (i) handbags and other bags and related accessories or (ii) accessories such as jewelry, travel and leisure items, and baby clothes and accessories. In order to be treated as a competitor pursuant to Ms. Ardrey’s Employment Agreement, an enterprise would have to have received in the prior fiscal year at least 25% of its revenues from the design, production, marketing and/or retailing of handbags, other bags, and related accessories or more than 50% of its revenues from the combination of the design, production, marketing and/or retailing of handbags, other bags and related accessories, accessories such as jewelry, travel and leisure items, and baby clothes and accessories. Ms. Ardrey’s Employment Agreement also contains customary confidentiality provisions.

For a description of severance benefits that Ms. Ardrey would be entitled to receive under certain circumstances, please see “Potential Payments Upon Termination or Change in Control.”

Mr. Bickley’s Employment Agreement. Mr. Bickley entered into an employment agreement with the Company effective March 12, 2026. Mr. Bickley’s Employment Agreement provides for successive one-year periods unless either the Company or Mr. Bickely gives notice to the other of its or his intention not to renew.

Mr. Bickely’s annual base salary rate during fiscal 2027 is $750,000. Under his employment agreement, Mr. Bickley has a target annual fiscal bonus of 100% of his annual base salary rate, with a maximum annual cash bonus of up to 200% of his annual base salary rate, and he is also eligible for long-term incentive grants.

Mr. Bickley’s Employment Agreement contains non-compete and non solicitation provisions. During the term of his employment and for 12 months after Mr. Bickley may not directly or indirectly perform on behalf of a defined Competitor the same or similar activites that he performed for the Company. Mr. Bickley’s Employment Agreement also contains customary confidentiality provisions.

For a description of severance benefits that Mr. Bickley would be entitled to receive under certain circumstances, please see “Potential Payments Upon Termination or Change of Control.”

COMPENSATION AND RISK

The Committee has evaluated the risk profile of our compensation policies and practices and concluded that they do not motivate imprudent risk taking. In its evaluation, the Committee reviewed our employee compensation structures and noted numerous factors and design elements that manage and mitigate risk without diminishing the incentive nature of the compensation, including a unique and strong corporate culture that attracts passionate and motivated employees who are excited about our products and our brand (as opposed to being motivated by purely financial considerations); a balanced mix between cash and equity and annual and longer-term incentives under our executive compensation program; ownership of our shares by senior management, which aligns their interests with the long-term interests of the Company and our shareholders; reasonable limits on annual incentive awards (as determined by a review of our current business plan); with respect to annual incentive awards, a balanced mix of performance measures, linear payouts between target levels and maximum payouts capped in fiscal 2026 at 200% of target for the CEO and other NEOs; and subjective considerations (including a review of individual performance) and discretion in compensation decisions, which limit the influence of formulae or objective factors on excessive risk taking.

The Committee also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including over-weighting towards annual incentives, highly-leveraged payout curves, unreasonable thresholds, and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet

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Executive Compensation

payout thresholds. The Committee concluded that our compensation programs do not include such elements. In addition, the Committee analyzed our overall enterprise risks and how compensation programs may impact individual behavior in a manner that could exacerbate these enterprise risks. In view of these analyses, the Committee concluded that we have a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

EFFECT OF ACCOUNTING AND TAX TREATMENT ON COMPENSATION DECISIONS

In the review, establishment, and operation of our compensation programs, the Committee considers, among other factors, the anticipated accounting and tax implications to us and our executives. Section 162(m) of the Internal Revenue Code limits the amount of compensation that we may deduct in any one year with respect to our NEOs. The Tax Cuts and Jobs Act (the “Tax Act”) generally eliminated the exception that allowed for the deductibility of certain performance-based compensation for covered employees (as defined in the Tax Act). The Committee seeks to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore we have not adopted a policy requiring all compensation to be deductible. The Committee will continue to evaluate what, if any, changes should be made to the Company’s compensation programs regarding the deductibility of compensation.

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Executive Compensation

COMPENSATION TABLES

Summary Compensation Table

The table below shows information concerning the annual compensation for services to the Company in all capacities of the Company’s NEOs, and a former NEO, during the last three completed fiscal years, (fiscal years 2026 and 2025 contained 52 weeks, and fiscal year 2024 contained 53 weeks). Information regarding fiscal years 2024 and 2025 is omitted for Mr. Bickley, Mr. Layding, and Ms. Paraie because they were not NEOs during the relevant years.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY	BONUS	STOCK AWARDS(1)	NON-EQUITY INCENTIVE PLAN COMPEN- SATION(2)	ALL OTHER COMPEN- SATION		TOTAL COMPEN- SATION

Ian Bickley	2026	$272,769	$30,000	1,499,999	$—	$1,340	(3)	$1,804,108
CEO and Executive Chairman, Vera Bradley, Inc.

Jacqueline Ardrey	2026	434,383	—	699,999	39,094	2,055,487	(4)	3,228,963
Fomer President and CEO, Vera Bradley, Inc.	2025	873,048	—	1,400,005	70,935	16,021	(5)	2,360,009
	2024	866,346	—	—	1,104,591	5,138	(6)	1,976,075

Martin Layding	2026	306,923	150,000	1,025,001	42,955	10,073	(7)	1,534,952
Chief Financial Officer, Vera Bradley, Inc.

Michael Schwindle	2026	220,460	—	400,001	11,095	718,975	(8)	1,351,341
Former Chief Financial Officer, Vera Bradley, Inc.	2025	539,236	—	524,999	26,288	43,711	(9)	1,134,234
	2024	393,750	200,000	899,992	286,453	18,220	(10)	1,798,415

Mark C. Dely	2026	463,500	—	600,001	45,029	14,904	(11)	1,123,434
Chief Administrative & Legal Officer and	2025	462,203	—	400,003	22,532	15,347	(12)	900,085
Corporate Secretary, Vera Bradley, Inc.	2024	451,850	250,000	389,998	328,721	14,352	(13)	1,434,921

Alison Hiatt	2026	283,646	—	300,002	12,764	346,108	(14)	942,520
Former Chief Marketing Officer, Vera Bradley, Inc.	2025	410,847	—	400,003	16,691	31,233	(15)	858,774
	2024	407,693	—	249,999	247,164	16,119	(16)	920,974

Melinda Paraie	2026	118,750	150,000	525,000	31,947	244	(17)	825,941
Chief Brand Officer, Vera Bradley, Inc.
(1)

Represents the aggregate grant date fair value of RSUs awarded during the fiscal year computed in accordance with FASB ASC Topic 718. The grant date fair value of each individual award of RSUs for fiscal 2026 is set forth in the Fiscal 2026 Grants of Plan-Based Awards table below. Additional information regarding the calculation of these values is included in Notes 2 and 8 to our consolidated financial statements. Performance-based awards are reflected at target. If the maximum level of performance-based awards were to be achieved for the awards granted in fiscal 2026, the aggregate grant date fair value would be $1,499,999 for Mr. Bickley, $1,049,998 for Ms. Ardrey, $1,275,002 for Mr. Layding, $600,002 for Mr. Schwindle, $750,002 for Mr. Dely; $450,003 for Ms. Hiatt; and $525,000 for Ms. Paraie.

(2)	Represents annual incentive compensation earned during the current fiscal year under the Company’s Annual Incentive Bonus Program and paid in the subsequent fiscal year.
(3)	Represents $1,340 in other taxable fringe benefits.
(4)	Represents $2,000,000 in severance, $44,617 in accrued vacation, $9,759 in 401(k) matching contributions made by the Company, and $1,111 in other taxable fringe benefits.
(5)	Represents $13,957 in 401(k) matching contributions made by the Company and $2,064 in other taxable fringe benefits.
(6)	Represents $3,923 in 401(k) matching contributions made by the Company and $1,215 in other taxable fringe benefits.
(7)	Represents $9,120 in travel stipend and $953 in other taxable fringe benefits.
(8)	Represents $675,938 in severance, $16,222 in accrued vacation, $15,000 in travel stipend, $10,862 in 401(k) matching contributions made by the Company, and $953 in other taxable fringe benefits.
(9)	Represents $30,000 in travel stipend, $11,647 in 401(k) matching contributions made by the Company, and $2,064 in other taxable fringe benefits.
(10)	Represents $17,029 in travel stipend and $1,191 in other taxable fringe benefits.
(11)	Represents $13,800 in 401(k) matching contributions made by the Company, and $1,104 in other taxable fringe benefits.
(12)	Represents $14,575 in 401(k) matching contributions made by the Company and $772 in other taxable fringe benefits.
(13)	Represents $13,632 in 401(k) matching contributions made by the Company and $720 in other taxable fringe benefits.
(14)	Represents $300,000 in severance, $20,600 in accrued vacation, $24,000 in travel stipend, and $1,508 in other taxable fringe benefits.
(15)	Represents $30,000 in travel stipend and $1,233 in other taxable fringe benefits.
(16)	Represents $15,143 in travel stipend and $976 in other taxable fringe benefits.
(17)	Represents $244 in other taxable fringe benefits.

32 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Executive Compensation

Fiscal 2026 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards in fiscal 2026. In this table “TRSU” stands for time-based restricted stock unit and “PRSU” stands for performance-based restricted stock unit.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)

	TYPE OF AWARD	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	ALL OTHER STOCK AWARDS	GRANT DATE FAIR VALUE OF STOCK AWARDS(3)

Ian Bickley	Annual Incentive		$—	$—	$—
	TRSUs	April 4, 2025(4)							39,906	$85,000
	TRSUs	July 3, 2025							233,463	600,000
	TRSUs	December 12, 2025							461,538	899,999

Jacqueline Ardrey	Annual Incentive		$108,596	$434,383	$868,765
	TRSUs	April 4, 2025							164,319	$349,999
	PRSUs	April 4, 2025				41,080	164,319	328,638		349,999

Martin Layding	Annual Incentive		$49,875	$199,500	$399,000
	TRSUs	June 12, 2025							414,439	$775,001
	PRSUs	June 12, 2025				33,423	133,690	267,380		250,000

Michael Schwindle	Annual Incentive		$33,069	$132,276	$264,551
	TRSUs	April 4, 2025							93,897	$200,001
	PRSUs	April 4, 2025				23,474	93,897	187,794		200,001

Mark C. Dely	Annual Incentive		$69,525	$278,100	$556,200
	TRSUs	April 4, 2025							70,423	$150,001
	TRSUs	June 24, 2025							128,755	299,999
	PRSUs	April 4, 2025				17,606	70,423	140,846		150,001

Alison Hiatt	Annual Incentive		$35,456	$141,823	$283,646
	TRSUs	April 4, 2025							70,423	$150,001
	PRSUs	April 4, 2025				17,606	70,423	140,846		150,001

Melinda Paraie	Annual Incentive		$19,297	$77,188	$154,375
	TRSUs	December 12, 2025							269,231	$525,000
(1)

Awards available under the Company’s fiscal 2026 Annual Incentive Bonus Program. For Ms. Ardrey, Mr. Layding, Mr. Schwindle, Mr. Dely, and Ms. Hiatt, the amounts shown above are based upon fiscal 2026 eligible earnings.

(2)

Amounts stated in shares. Awards made under the Incentive Plan to certain employees and directors, including our NEOs. TRSUs vest in three equal annual installments on the first, second, and third anniversaries of the grant date. PRSUs have a three-year cliff-vesting schedule based on continued employment and performance. The performance feature is based on earnings per share growth over the three-year performance period. Vesting would be accelerated in the event of death, disability, or a change in control. See “— Potential Payments on Termination or Change in Control.” If the Company were to declare any cash dividend on its common shares, an equivalent amount per RSU would be credited to an account for each holder and paid to the holder in cash (or forfeited) at the time the shares underlying the RSU are delivered to the holder (or forfeited). Amounts in this account would bear interest at the prime rate reported in the Midwest Edition of The Wall Street Journal from the date of deposit until paid to the holder or forfeited in accordance with the Incentive Plan.

(3)	Represents the grant date fair value of each award computed in accordance with FASB Topic 718.
(4)	TRSUs granted in connection with Mr. Bickley’s Director role prior to his appointment as Executive Chairman in July 2025.

VERA BRADLEY, INC.	2026 Proxy Statement ● 33

Executive Compensation

Outstanding Equity Awards at 2026 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards as of January 31, 2026.

	STOCK AWARDS

	RESTRICTED STOCK UNIT GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(1)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)

Ian Bickley	April 4, 2025	39,906	(3)	$95,774	—		$—

	July 3, 2025	233,463	(4)	560,311	—		—

	December 12, 2025	461,538	(4)	1,107,691	—		—

Jacqueline Ardrey(5)	November 1, 2022	73,424	(8)	176,218	—		—

	April 5, 2024	—		—	—		—

	April 4, 2025	—		—	—		—

Martin Layding	June 12, 2025	414,439	(4)	994,654	—	(11)	—

Michael Schwindle(5)	May 8, 2023	—		—	—		—

	April 5, 2024	—		—	—		—

	April 4, 2025	—		—	—		—

Mark Dely	March 31, 2023	29,764	(12)	71,444	—	(11)	—

	June 8, 2023	12,263	(9)	29,431	—	(11)	—

	April 5, 2024	28,756	(10)	69,014	2,488	(7)	5,971

	April 4, 2025	70,423	(4)	169,015	—	(11)	—

	June 24, 2025	128,755	(4)	309,012	—		—

Alison Hiatt(5)	March 31, 2023	27,058	(6)	64,939	—		—

	April 5, 2024	9,950	(4)	23,880	—		—

	April 4, 2025	23,474	(4)	56,338	—		—

Melinda Paraie	December 12, 2025	269,231	(4)	646,154	—		—
(1)

Time-based restricted stock units (TRSUs) vest in three equal annual installments on the first, second, and third anniversaries of the grant date. Performance-based restricted stock units (PRSUs) have a three-year cliff-vesting schedule based on continued employment and performance. The performance feature is based on earnings per share growth over the three-year performance period. See “—Potential Payments on Termination or Change in Control” for details of outstanding awards where vesting would be accelerated in the event of death, disability, retirement, or upon a change in control.

(2)	Based on the closing price of $2.40 of the Company’s common shares on January 30, 2026 (the last trading day prior to the end of the fiscal year) as reported by The NASDAQ Stock Market.
(3)	TRSUs granted in connection with Mr. Bickley’s Director role prior to his appointment as Executive Chairman in July 2025.
(4)	Includes TRSUs granted under the Incentive Plan.
(5)

Mr. Schwindle left the Company in June 2025; therefore, all unvested TRSUs and PRSUs were forfeited. Ms. Ardrey left the Company in July 2025, pursuant to Ms. Ardrey’s separation agreement, her PRSU with a vesting date of March 31, 2026 was not forfeited, all other unvested shares were forfeited. Ms. Hiatt left the Company in October 2025, she forfeited all unvested TRSUs and PRSUs with the exception of those with a vesting date between March 31, 2026 and April 5, 2026.

(6)	Includes 6,957 TRSUs and 20,101 PRSUs granted under the Incentive Plan.
(7)	Includes the number of PRSUs subject to incomplete performance years. The shares are reflected at threshold, or 25% of target.
(8)	Includes PRSUs granted under the Incentive Plan.
(9)	Includes 3,153 TRSUs and 9,110 PRSUs granted under the Incentive Plan. The first and second installments of the TRSUs vested on June 8, 2024, and June 8, 2025, respectively.
(10)	Includes 19,901 TRSUs and 8,855 PRSUs granted under the Incentive Plan. The first installment of the TRSUs vested on April 5, 2025.
(11)	There are no unearned PRSUs for this award.
(12)	Includes 7,652 TRSUs and 22,112 PRSUs granted under the Incentive Plan. The first and second installments of the TRSUs vested on March 31, 2024, and March 31, 2025, respectively.

34 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Executive Compensation

Option Exercises and Shares Vested

We have no outstanding stock options.

The following table shows the number of RSUs which vested for each NEO in fiscal 2026:

	NUMBER OF SHARES OR UNITS ACQUIRED ON VESTING (#)	NET VALUE REALIZED ON VESTING(1)

Ian Bickley	—	$—

Jacqueline Ardrey	60,233	133,886

Martin Layding	—	—

Michael Schwindle	41,202	80,725

Mark C. Dely	59,274	129,797

Alison Hiatt	16,906	37,262

Melinda Paraie	—	—
(1)	Computed by multiplying the number of shares vested by the Company’s closing stock price the day prior to the scheduled vesting date(s).

Pension Benefits

Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plan or arrangements under which our NEOs are entitled to participate.

VERA BRADLEY, INC.	2026 Proxy Statement ● 35

Executive Compensation

Potential Payments Upon Termination or Change in Control

Severance Benefits. The following table shows the value of cash severance benefits that would have been payable to each of our NEOs under arrangements or contracts described below, as well as the value of equity awards that would vest, assuming a termination of employment as of January 31, 2026. For Ms. Ardrey, Mr. Schwindle, and Ms. Hiatt, the table reflects actual severance benefits earned based on separation from the Company. In this table “TRSU” stands for time-based restricted stock units and “PRSU” stands for performance-based restricted stock units.

	TERMINATION BY COMPANY WITHOUT CAUSE/ BY EXECUTIVE FOR GOOD REASON		TERMINATION BY COMPANY FOR CAUSE/ BY EXECUTIVE WITHOUT GOOD REASON	CHANGE IN CONTROL TERMINATION		TERMINATION FOLLOWING DEATH OR DISABILITY(1)

Ian Bickley(2)
Cash	$—		$—	$—		$—
COBRA	—		—	—		—
Value of unvested shares that would be accelerated
—TRSU	—		—	—		—
—PRSU	—		—	—		—
Other	—		—	—		—

Jacqueline Ardrey(3)
Cash	2,039,094		—	—		—
COBRA	—		—	—		—
Value of unvested shares that would be accelerated
—TRSU	—		—	—		—
—PRSU	176,218		—	—		—
Other	44,617		—	—		—

Martin Layding(4)
Cash	—		—	—		—
COBRA	—		—	—		—
Value of unvested shares that would be accelerated
—TRSU	—		—	—		—
—PRSU	—		—	—		—
Other(13)	50,058		50,058	50,058		50,058

Michael Schwindle(5)			—	—		—
Cash	687,843		—	—		—
COBRA	—
Value of unvested shares that would be accelerated			—	—		—
—TRSU	—		—	—		—
—PRSU	—		—	—		—
Other	16,222		—	—		—

Mark C. Dely
Cash	972,030	(6)	—	1,342,830	(7)	45,029	(8)
COBRA(9)	14,626		—	14,626		14,626
Value of unvested shares that would be accelerated(10)
—TRSU	—		—	551,722	(11)	551,722	(11)
—PRSU	—		—	120,067	(12)	97,037	(12)
Other(13)	27,632		27,632	57,632		27,632

Alison Hiatt(14)
Cash	312,764		—	—		—
COBRA	—		—	—		—
Value of unvested shares that would be accelerated
TRSU	96,914		—	—		—
PRSU	48,242		—	—		—
Other	20,600		—	—		—

Melinda Paraie(4)
Cash	—		—	—		—
COBRA	—		—	—		—
Value of unvested shares that would be accelerated
—TRSU	—		—	—		—
—PRSU	—		—	—		—
Other(13)	12,560		12,560	12,560		12,560

36 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Executive Compensation

(1)	As none of the NEOs met or exceeded the age of 65, the normal retirement age of the Company, as of January 31, 2026, severance benefits due to retirement were excluded.
(2)

Due to Mr. Bickley’s role as Executive Chairman as of January 31, 2026, he was not under a formal employment agreement. Effective March 12, 2026, Mr. Bickley was appointed CEO. His employment agreement, executed in fiscal 2027, includes severance benefits.

(3)

Ms. Ardrey’s employment from the Company was terminated on July 31, 2025 and the figures presented represent actual benefits received. Her cash severance payment was $2,000,000, a pro rata portion of the amount of the annual bonus, as a result of Ms. Ardrey’s termination date occurring after the last day of the first fiscal quarter, was $39,904, and her accrued vacation payment was $44,617. Pursuant to Ms. Ardrey’s separation agreement, her PRSU with a vesting date of March 31, 2026 was not forfeited, all other unvested shares were forfeited.

(4)	Mr. Layding and Ms. Paraie are not members of the Severance Plan.
(5)

Mr. Schwindle’s employment from the Company was terminated on June 30, 2025 and the figures presented represent actual benefits received. His cash severance payment was $675,938, a pro rata portion of the amount of the annual bonus, as a result of Mr. Schwindle’s termination date occurring after the last day of the first fiscal quarter, was $11,905, and his accrued vacation payment was $16,222.

(6)

Pursuant to the Severance Plan (as described below), upon a termination by the Company without cause or by the executive for good reason, he or she is entitled to a cash payment equal to a pro rata portion of the amount of bonus that he or she would have received for the year in which his or her employment terminated, and a lump sum payment equal to one and one-quarter times the sum of his or her annual base salary rate plus target bonus in the year of termination. For purposes of this table, the pro rata bonus has been assumed at the actual fiscal 2026 bonus payout.

(7)

Pursuant to the Severance Plan, upon a termination in anticipation of, upon or within 24 months following a change in control, the executive is entitled to a cash payment equal to any bonus for the prior fiscal year which has been earned but is unpaid, a lump sum payment equal to one and three-quarters times the sum of his or her annual base salary rate plus target bonus in the year of termination, and a payment equal to his or her target bonus in the year of termination prorated for the number of weeks the executive was employed for the fiscal year. For purposes of this table, the current year bonus has been assumed at the actual fiscal 2026 bonus payout.

(8)

Pursuant to the Severance Plan, upon a termination for death or disability, the executive or his or her estate is entitled to a cash payment equal to a pro rata portion of the amount of bonus that he or she would have received for the year in which his or her employment terminated. For purposes of this table, the current year bonus has been assumed at the actual fiscal 2026 bonus payout.

(9)

COBRA continuation coverage reflects monthly payments made by the Company for a period of 12 months for Mr. Dely and is based upon coverage elections in place as of January 31, 2026. This amount assumes the NEO elects COBRA coverage and is eligible to participate in COBRA for the payment period.

(10)	Based on the closing price of $2.40 of the Company’s common shares on January 30, 2026 (the last trading day prior to the end of the fiscal year) as reported by The NASDAQ Stock Market.
(11)	Figure includes grants of TRSUs which would vest in the event of death, disability, or upon a change in control.
(12)

Figure includes grants of PRSUs which would vest in the event of death, disability, or upon a change in control. For completed performance years, the number of shares reflects earned shares based on actual performance to goal. For incomplete performance years, upon a change in control, the shares above are reflected at target. In the event of death or disability, the grants would be prorated based on the number of full fiscal months in which the executive provided service during the performance period.

(13)

Figure includes accrued vacation of 219 hours for Mr. Layding, 124 hours for Mr. Dely, and 55 hours for Ms. Paraie. In the event of a change in control, this amount also includes a maximum of $30,000 for Mr. Dely.

(14)

Ms. Hiatt’s employment from the Company was terminated on October 9, 2025 and the figures presented represent actual benefits received. Her cash severance payment was $300,000, a pro rata portion of the amount of the annual bonus, as a result of Ms. Hiatt’s termination date occurring after the last day of the first fiscal quarter, was $12,764, and her accrued vacation payment was $20,600. Ms. Hiatt forfeited all unvested TRSUs and PRSUs with the exception of those with a vesting date between March 31, 2026 and April 5, 2026.

VERA BRADLEY, INC.	2026 Proxy Statement ● 37

Executive Compensation

SEVERANCE AGREEMENTS AND ARRANGEMENTS

Chief Executive Officer.

Mr. Bickley was named Chief Executive Officer on March 12, 2026 Under the Employment Agreement, if the Company terminates Mr. Bickley’s employment without Cause or Mr. Bickley terminates his employment for Good Reason (each as defined in the Employment Agreement), Mr. Bickley will be entitled to (i) the accrued amounts, as soon as reasonably practicable following the date of termination, (ii) any Bonus earned in the fiscal year prior to the employment termination that has not yet been paid, (iii) a pro rata portion of the amount of Bonus, if any, that he would have received for the year in which his employment terminated, (iv) a lump sum payment equal to one and a half times the sum of his Base Salary for the fiscal year of termination, and (v) immediate accelerated full vesting of the time-based restricted stock units under the Sign-On Award. All other equity compensation awards outstanding shall vest as if he was employed for eighteen months following his termination date, unless the terms of the plan or agreement under which such awards were granted would allow for more favorable vesting treatment for Mr. Bickley. To the extent that Mr. Bickley remains on the Board of Directors after he leaves the employment, no award shall be forfeited, and all awards shall continue to vest until such time as Mr. Bickley is no longer a member of the Corporation’s Board of Directors. He will also receive monthly cash reimbursement of COBRA premiums.

If the Company terminates Mr. Bickley’s employment without Cause or Mr. Bickley terminates his employment for Good Reason and such termination is within 24 months after a Change in Control of the Company, Mr. Bickley will receive, in addition to the payments and benefit described in the preceding sentence, (i) an additional lump sum payment equal to one and a half times his Base Salary, (ii) in exchange for his continued compliance with the Restrictive Covenants set forth in the Employment Agreement after the Change in Control, an additional lump sum payment equal to his Base Salary, (iii) any equity compensation awards held shall become fully vested and non-forfeitable. If the payments and benefits to Mr. Bickley under the Employment Agreement, together with all other amounts payable to his following a Change in Control (the “Total Payments”), would be subject to an excise tax under the provisions of Code Section 4999 (the “Excise Tax”), then Mr. Bickley will receive either the Total Payments or the Total Payments will be reduced so that the amount of the Total Payments (after reduction) is $1.00 less than the amount that would cause the payments to be subject to the Excise Tax, which would provide his with a greater after-tax value of amounts received.

If Mr. Bickley’s employment is terminated by death or disability, Mr. Bickley or his estate will be entitled to:

(i) any bonus that has been earned but not paid; (ii) a prorated bonus, if any, Mr. Bickley would have received for the year in which his employment terminated;

(iii) the Sign-On Bonus and the Sign-On Award; and (iv) in the case of termination due to disability, reimbursements of COBRA premiums.

Severance Plan. On May 21, 2014, the Committee adopted the Vera Bradley, Inc. 2014 Executive Severance Plan (the “Severance Plan”). The Severance Plan was amended on May 30, 2018 to remove the reference to Executive Vice President and Senior Vice President position levels and replacing it with an executive officer level only. Beginning in May 2025, the Committee made the decision to not add any additional members to the Severance Plan.

Under the Severance Plan, if the Company terminates a participant’s employment without cause or the participant terminates his or her employment for good reason (each as defined in the Severance Plan), the participant will be entitled to (i) any bonus earned in the fiscal year prior to the employment termination that has not yet been paid; (ii) a pro rata portion of the amount of the target bonus (as defined in the Severance Plan), if any, that he or she would have received for the year in which his or her employment terminated; (iii) a lump sum payment equal to one and one-quarter times the sum of his or her (a) annual base salary rate and (b) target bonus for the fiscal year of termination; and (v) monthly cash reimbursement of COBRA premiums for a period of twelve months.

If the Company terminates a participant’s employment without cause or a participant terminates his or her employment for good reason and such termination is within 24 months after a change in control (as defined in the Severance Plan) of the Company, the participant will receive, (i) any bonus earned in the fiscal year prior to the employment termination that has not yet been paid; (ii) a pro rata portion of the target bonus for the year in which his or her employment terminated; (iii) a lump sum payment equal to one and three-quarter times the sum of his or her (a) annual base salary rate and (b) target bonus for the fiscal year of termination; and (v) monthly cash reimbursement of COBRA premiums for a period of twelve months.

If a participant’s employment is terminated by death or disability, the participant or his or her estate will be entitled to receive (i) any bonus earned in the fiscal year

38 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Executive Compensation

prior to the employment termination that has not yet been paid; (ii) a pro rata portion of the amount of bonus (as defined in the Severance Plan), if any, that he or she would have received for the year in which his or her employment terminated; and (iii) in the case of termination due to disability, monthly cash reimbursement of COBRA premiums for a period of twelve months.

The Severance Plan contains customary non-competition and confidentiality provisions. During the period of each participant’s employment and for a period of one year following termination of employment for any reason, the participants may not associate, directly or indirectly, as an employee, officer, director, agent, partner, owner, stockholder, representative, consultant, or vendor with, for or on behalf of any competitor (as defined below), unless the Committee has approved such an association. For purposes of the Severance Plan, the term “competitor” means any entity, company, enterprise, or group which engages in the sale of duffel bags, backpacks, totes, or handbags and whose annual sales revenue is less than three hundred million dollars or those added to a list which the Committee reviews biannually. In addition, participants may not solicit or accept if offered the services of any person who is a then-current employee of the Company (or was an employee of the Company during the year preceding such solicitation) to terminate employment or an engagement with the Company, not including any general, non-targeted advertising or agree to hire any then-current employee (or an individual who was an employee of the Company during the year preceding such hire) of the Company into employment with the participant or any company, individual or other entity.

Treatment of Equity Awards

Grants under the 2020 Equity and Incentive Plans

Generally. Except in the case of a change in control or the executive’s death, disability, or retirement, upon an executive’s termination in service from the Company all unearned and unvested grants of both time-based and performance-based RSUs will be forfeited.

Change in Control. Under the terms of the grant agreements, all unvested performance-based RSUs will vest in the event of a change in control. With respect to performance years that have been completed at the time of a change in control, unvested performance-based RSUs will be earned and vested to the extent of actual performance for such performance year. With respect to performance years that have not been completed at the time of a change in control, performance-based RSUs will be deemed to be earned at the target level, with any such earned units becoming fully vested.

With respect to time-based RSUs, upon a change in control that portion of any outstanding award that is not yet vested as of the date of the change in control will become immediately and fully vested and paid immediately prior to the change in control.

The Incentive Plan defines a “change in control” to mean the occurrence of any one or more of the following: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission as in effect on the date of the award), other than: (i) Barbara Baekgaard, Patricia Miller, Michael Ray and Kim Colby and their respective heirs and descendants and any trust established for their benefit; (ii) the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors by persons who were neither (i) nominated by the board nor (ii) appointed by directors so nominated; or (c) the consummation of (i) an agreement for the sale or disposition of all or substantially all of the Company’s assets or (ii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

Death or Disability. Under the terms of the grant agreements, all unvested performance-based RSUs will vest in the event that an executive’s service with the Company terminates as a result of death or disability during the performance period, (i) with respect to performance years that have been completed at the time of death or disability, each tranche will be earned only to the extent of actual performance in the performance year; and (ii) with respect to performance years that have not been completed at the time of death or disability,

VERA BRADLEY, INC.	2026 Proxy Statement ● 39

Executive Compensation

each tranche will be deemed to be earned based on the “target” level of performance for such performance year, but prorated based on the number of full fiscal months in which the executive provided service during the performance period.

With respect to time-based RSUs, in the event of the executive’s death or disability, any portion of any outstanding award that is not yet vested as of the date of death or disability shall become immediately and fully vested.

The Incentive Plan states that “disability” may be defined in any employment, consulting, or other agreement between the Company and the executive or, in the absence of such an agreement, “disability” will mean (i) any permanent physical or mental incapacity or disability rendering the Participant unable or unfit to perform effectively the duties and obligations of the executive’s service or (ii) any illness, accident, injury, physical or mental incapacity or other disability, which condition is expected to be permanent or long-lasting and has rendered the executive unable or unfit to perform effectively the duties and obligations of the Participant’s service for a period of at least 180 days in any twelve-consecutive month period (in either case, as determined in the good faith judgment of the Committee). There are no outstanding employment, consulting or other agreements between the Company and any executive which otherwise define the term “disability.”

Retirement. Under the terms of the grant agreements, all unvested performance-based RSUs will vest in the event that an executive’s service with the Company terminates as a result of retirement during the performance period, (i) with respect to performance years that have been completed at the time of retirement, each tranche will be earned only to the extent of actual performance in the performance year; and (ii) with respect to performance years that have not been completed at the time of retirement, each tranche will be deemed to be earned based on the “target” level of performance for such performance year, but prorated based on the number of full fiscal months in which the executive provided service during the performance period.

With respect to time-based RSUs, in the event of the executive’s retirement, any portion of any outstanding award that is not yet vested as of the date of retirement shall become immediately and fully vested but prorated based on the number of full fiscal months in which the executive provided service.

The Incentive Plan states that “retirement” means a termination of service on or after reaching the age established by the Company as the normal retirement age in any unexpired employment, consulting or other agreement between the executive and the Company, or, if different, a qualified retirement plan sponsored by the Company. There are no outstanding employment, consulting, or other agreements between the Company and any executive which otherwise define the term “retirement.”

40 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Pay Ratio Disclosure

PAY RATIO DISCLOSURE

In August 2015, the SEC adopted a rule mandated by section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act that requires most registrants to disclose the ratio of the total annual compensation of their principal executive officer (“PEO”) to the total annual compensation of their median employee. For Mr. Bickley’s compensation, we utilized his salary and incentive compensation for fiscal 2026 including the stock awards and all other compensation disclosed in the summary compensation table.

In determining the median employee, we included employees other than the PEO who were employed as of January 31, 2026, which is the Company’s fiscal 2026 year end. There were no changes in the employee population or overall compensation arrangements that we believe would significantly impact the pay ratio disclosure.

In calculating the median employee, we:

•	Used gross compensation for fiscal year 2026;

•	Annualized salaries for part-time and full-time employees who were not employed for the entire 2025 fiscal year (but did not annualize temporary and seasonal employees);

•	Excluded health care benefits; and

•	Excluded employees at non-U.S. locations, which consisted of approximately 10 employees as of the end of fiscal year 2026 and represented only approximately 1% of total employees.

Based on our calculations, the median employee was a part- time retail store associate with total annual compensation of $14,850 (calculated under Item 402(c)(2)(x) of Regulation S-K) during fiscal 2026. The total annualized compensation during fiscal 2026 for Mr. Bickley was $2,251,339 which resulted in a ratio of the PEO compensation to the median employee compensation of 152 to 1.

As an alternative to the SEC required pay ratio, and to provide a look at a pay ratio of PEO compensation based on full-time employment, we annualized the median employee’s compensation and calculated another pay ratio. We did this by determining an effective hourly rate based on the total annual compensation and divided by the hours worked. We then multiplied the hourly rate by 2,080 hours and added any incentive compensation to approximate what the median employee would have earned if they worked full-time for the year. This annualized amount was $36,908. This resulted in a pay ratio of PEO compensation to the median employee compensation of 61 to 1. These ratios are supplemental and voluntarily provided. These ratios should not be used as a substitute for, or in isolation from, the pay ratio calculated in accordance with the rule adopted by the SEC.

The pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as the method, assumptions, adjustments, or estimates used to calculate the median employee may be different from those used by us. In addition, other companies may have different employment and compensation practices than we do.

VERA BRADLEY, INC.	2026 Proxy Statement ● 41

Pay Versus Performance Disclosure

PAY VERSUS PERFORMANCE DISCLOSURE
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid to our named executive officers and certain measures of company performance. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Executive Compensation Discussion and Analysis.”
The following table contains information pertaining to executive compensation actually paid and certain financial performance of the Company for our Principal Executive Officers (PEOs) and other NEOs
(Non-PEO
NEOs) who served during the relevant fiscal years calculated in accordance with Item 402(v) of SEC Regulation
S-K.
The pay versus performance information herein was not considered in making compensation decisions for the years presen ted.

							Value of Initial Fixed $100 investment based on:

Fiscal Year	Summary Compensation Table Total for PEO, Mr. Bickley	Compensation Actually Paid (“CAP”) to PEO, Mr. Bickley	Summary Compensation Table Total for PEO, Ms. Ardrey	Compensation Actually Paid (“CAP”) to PEO, Ms. Ardrey	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid (“CAP”) to Non-PEO NEOs (1)	Total Shareholder Return (“TSR”)	Peer Group Total Shareholder Return (2)	GAAP Net (Loss) Income ($ in millions) (3)	Adjusted EPS ($)

2026	$1,804,108	$1,972,112	$3,228,963	$20,886	$1,063,785	$556,817	$28.39	$54.60	$(47.8)	$(0.59) (4)

2025	N/A	N/A	2,360,009	(276,237)	849,335	349,955	39.02	62.76	(62.2)	(0.64) (5)

2024	N/A	N/A	1,976,075	3,404,946	1,463,940	1,528,470	92.76	58.68	7.8	0.55 (6)

(1)
The
non-PEO
NEOs include the following for each of the fiscal years presented: fiscal 2026, Mr. Layding, Mr. Schwindle, Mr. Dely, Ms. Hiatt, and Ms. Paraie; fiscal 2025: Mr. Schwindle, Mr. Dely, Ms. Hiatt, and Ms. Hines; fiscal 2024: Mr. Schwindle, Mr. Enwright, Mr. Dely, and Ms. Hiatt.

(2)	Represents the S&P 500 Apparel, Accessories, and Luxury Goods Index.
(3)	Refer to the Financial Results within the Proxy Summary of this document for an explanation of items impacting comparability of the GAAP net (loss) income for each of the years presented.
(4)
During fiscal 2026, Vera Bradley, Inc. GAAP diluted EPS
from continuing operations
of ($1.17) was impacted by
pre-tax
charges of $4.5 million for severance charges; $1.7 million for consulting and professional fees primarily associated with strategic initiatives; $1.2 million for professional fees associated with the sale of Pura Vida; $1.0 million for PPE impairment charges; $0.9 million for transformation initiatives; $0.6 million for PO cancellation fees; and $0.3 million for inventory write-off
associated with the sale of Pua Vida. These results also include a total tax impact of $6.1 million adjusted to reflect the tax benefit calculated using a 26% statutory rate applied to the non-GAAP
pre-tax
loss. The
net-of-tax
impact totaled $16.3 million. Collectively, these charges negatively impacted EPS by approximately $0.58 in fiscal 2026.

(5)
During fiscal 2025, Vera Bradley, Inc. GAAP diluted EPS of ($2.15) was impacted by pre-tax
charges of $6.2 million of intangible asset impairment charges, $3.9 million of severance charges, $2.6 million of PPE impairment charges, $1.3 million for the amortization of definite-lived intangible assets, $1.2 million of Project Restoration initiatives, $1.1 million of consulting and professional fees primarily associated with strategic initiatives, $1.1 million for software abandonment, $0.8 million of one-time
vendor charges, and total tax impacts of $25.5 million for tax effects of these items plus a full valuation allowance against all net deferred tax assets, resulting in a total net-of-tax
impact of $43.7 million. Collectively, these charges negatively impacted EPS by approximately $1.51 in fiscal 2025.

(6)
During fiscal 2024, Vera Bradley, Inc. GAAP diluted EPS of $0.25 was negatively impacted by pre-tax
charges of $5.4 million of intangible asset impairment charges, $2.9 million for the amortization of definite-lived intangible assets, $2.9 million of severance charges, and $0.9 million of consulting and professional fees primarily associated with strategic initiatives. These results also include a total tax impact of ($2.7) million associated with the pre-tax
items listed above, resulting in a $9.4 million
net-of-tax
impact. Collectively, these charges negatively impacted EPS by approximately $0.30 in fiscal 2024. Collectively, these charges negatively impacted EPS by approximately $0.30 in fiscal 2024.

CAP in the table above is calculated by adjusting the Summary Compensation Table (“SCT”) totals for the following items:
For PEO, Mr. Bickley:

Fiscal Year	SCT Total for PEO, Mr. Bickley	Less: Grant Date Fair Value of Equity Awards in SCT	Plus: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Fiscal Year	Plus: Fair Value of Equity Awards Vested and Granted During the Year	Plus (Less): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Plus (Less): Change in Fair Value from the Prior Year for Equity Awards Granted in Prior Year that Vested	Less: Fair Value from the Prior Year for Equity Awards Forfeited	Total—CAP

2026	$1,804,108	$(1,499,999)	$1,688,002	$—	$—	$—	$—	$1,972,112

42 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Pay Versus Performance Disclosure

For
PEO, Ms. Ardrey:

Fiscal Year	SCT Total for PEO, Ms. Ardrey	Less: Grant Date Fair Value of Equity Awards in SCT	Plus: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Fiscal Year	Plus: Fair Value of Equity Awards Vested and Granted During the Year	Plus (Less): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Plus (Less): Change in Fair Value from the Prior Year for Equity Awards Granted in Prior Year that Vested		Less: Fair Value from the Prior Year for Equity Awards Forfeited	Total—CAP

2026	$3,228,963	$(699,999)	$—	$—	$(203,864)	$	( 97, 409 )	$(2,206,806)	$20,886

2025	2,360,009	(1,400,005)	781,495	—	(1,744,513)		(273,222)	—	(276,237)

2024	1,976,075	—	—	—	1,257,988		170,883	—	3,404,946
For the average of
non-PEO
NEOs:

Fiscal Year	SCT Total for NEOs	Less: Grant Date Fair Value of Equity Awards in SCT	Plus: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Fiscal Year	Plus: Fair Value of Equity Awards Vested and Granted During the Year	Plus (Less): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Plus (Less): Change in Fair Value from the Prior Year for Equity Awards Granted in Prior Year that Vested	Less: Fair Value from the Prior Year for Equity Awards Forfeited	Total—CAP

2026	$1,063,785	$(456,251)	$281,045	$—	$ (90,941)	$(47,806)	$(215,750)	$556,817

2025	849,335	(356,252)	184,907	—	(404,315)	(33,065)	—	349,955

2024	1,463,940	(453,748)	601,877	—	44,327	14,569	(142,495)	1,528,470
The following charts illustrate the relationship between CAP, the Company’s cumulative TSR, and peer group TSR over the three most recently completed fiscal years; CAP and GAAP net (loss) income; and CAP and adjusted
EPS
.

CAP Versus TSR
COMPENSATION ACTUALLY PAID ($ IN THOUSANDS)
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
TSR (BASED ON $100 INITIAL INVESTMENT)
$100.00
$80.00
$60.00
$40.00
$20.00
$-
FY 2024
FY 2025
FY 2026
Compensation Actually Paid to PEO Mr. Bickley
Compensation Actually Paid to PEO Ms. Ardrey
Average Compensation Actually Paid to Non-PEO NEOs
TSR
Peer Group TSR

VERA BRADLEY, INC.	2026 Proxy Statement ● 43

Pay Versus Performance Disclosure

CAP Versus Net (Loss) Income
COMPENSATION ACTUALLY PAID ($ IN THOUSANDS)
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
$12
$(13)
$(38)
$(63)
NET (LOSS) INCOME ($ IN MILLIONS)
FY 2024
FY 2025
FY 2026
Compensation Actually Paid to PEO Mr. Bickley
Compensation Actually Paid to PEO Ms. Ardrey
Average Compensation Actually Paid to Non-PEO NEOs
Net (Loss) Income

CAP Versus Adjusted EPS
COMPENSATION ACTUALLY PAID ($ IN THOUSANDS)
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
ADJUSTED EPS
$0.85
$0.70
$0.55
$0.40
$0.25
$0.10
$(0.05)
$(0.20)
$(0.35)
$(0.50)
$(0.65)
$(0.80)
FY 2024
FY 2025
FY 2026
Compensation Actually Paid to PEO Mr. Bickley
Compensation Actually Paid to PEO Ms. Ardrey
Average Compensation Actually Paid to Non-PEO NEOs
Adjusted EPS

The following details an unranked list of the financial measures we believe to be the
most important measures used to
link
executive compensation actually paid to Company performance for fiscal 2026:

Net Revenue
Adjusted Operating Income
Adjusted EPS
Adjusted EBITDA

44 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Questions and Answers About the Proxy Materials and the 2026 Annual Meeting of Shareholders

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2026 ANNUAL MEETING OF SHAREHOLDERS

Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of Vera Bradley, Inc. (we, us, the “Company,” or “Vera Bradley”), of proxies to be voted at the Company’s 2026 Annual Meeting of Shareholders and at any adjournments or postponements of the meeting. The Annual Meeting is scheduled to be held on Thursday, June 4, 2026 beginning at 8:30 a.m., Eastern Time, at the Vera Bradley Design Center, 12420 Stonebridge Road, Roanoke, IN 46783. As a shareholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. This Proxy Statement and the accompanying proxy card are being mailed to shareholders starting on or about April 24, 2026. The mailing address of the Company’s principal executive offices is 12420 Stonebridge Road, Roanoke, Indiana 46783.

What proposals will be voted on at the Annual Meeting?

Three proposals are scheduled to be voted on at the Annual Meeting:

•	The election of six directors to the Board of Directors for a one-year term

•	The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal 2026

•	The approval, on an advisory basis, of the compensation of our named executive officers (“NEOs”); and

•	The approval of an amendment to the Company’s 2020 Equity and Incentive Plan to increase the number of shares authorized for issuance by 3,000,000 shares.

Our Board of Directors is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, the persons named on your proxy will, in the absence of your instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on the matter.

What are the Board of Directors’ voting recommendations?

The Company’s Board of Directors recommends that you vote your shares:

•	“FOR” the election of each of the director nominees to the Board of Directors

•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal 2026

•	“FOR” approval of the compensation of the NEOs; and

•	“FOR” approval of an amendment to the Company’s 2020 Equity and Incentive Plan to increase the number of shares authorized for issuance by 3,000,000 shares.

Who is entitled to vote?

Only holders of record of our common shares at the close of business on April 8, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting or at any postponements or adjournments thereof. If you hold your shares in “street name” and wish to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee (who is the shareholder of record), giving you the right to vote the shares; otherwise, your broker, bank or other nominee will vote for you pursuant to voting instructions provided by you, if any, and may vote only on routine matters. On the Record Date, 28,438,252 common shares were issued and outstanding. Each common share is entitled to one vote on each matter presented at the Annual Meeting.

What do I need to do now?

Please carefully consider the information in this Proxy Statement and respond as soon as possible so that your shares will be represented at the meeting. You can respond by following the instructions for granting a proxy to vote on the proxy card or, for shares held by your broker, bank, or other nominee on the voting instruction card that your broker, bank, or other nominee provides to you. Alternatively, you may attend the Annual Meeting and vote your shares in person, in which case, only your in-person votes will count. Remember that you will need to obtain a legal proxy from your bank, broker, or nominee if your shares are held in “street name” and you wish to vote in person at the Annual Meeting.

VERA BRADLEY, INC.	2026 Proxy Statement ● 45

Questions and Answers About the Proxy Materials and the 2026 Annual Meeting of Shareholders

Do I need to attend the meeting?

No. You may authorize your shares to be voted by following the instructions on the proxy card or, for shares held by your broker, bank, or other nominee on the voting instruction card that your broker or other nominee provides to you.

If I wish to attend the meeting, what identification must I show to attend?

All shareholders should bring a driver’s license, passport, or other form of government-issued identification to verify their identities. In addition:

•

If your shares are held through a broker, bank, or other nominee (known as holding your shares in “street name”), you will need to bring either (1) a letter from your broker, bank, or other nominee stating that you held the Company’s shares through that institution as of the Record Date or (2) a copy of the notice of Annual Meeting document you received in the mail.

If you are a registered shareholder (meaning, your shares are held directly with the Company’s transfer agent), you do not need anything additional because we can check your name against the list of registered shareholders at the door; however, it is a good idea to bring this notice of Annual Meeting document you received in the mail. Shareholders whose shares are held jointly or through a company, group, or other institution may bring one other person with them to attend the meeting. Please understand that, for security reasons, we cannot admit to the meeting people who lack the proper identification.

How do I vote shares that are held by my broker, bank, or other nominee?

If you have shares held by a broker, bank, or other nominee, you may instruct your broker, bank, or other nominee to vote your shares by following the instructions that your broker, bank, or other nominee provides to you. Most brokers offer voting by mail, telephone, and the Internet. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

What is the quorum requirement for the Annual Meeting?

A quorum is necessary for the Company’s shareholders to conduct business at the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the Record Date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, and broker non-votes, described below, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

What is the voting requirement to approve each of the proposals?

Six directors have been nominated for election at the Annual Meeting. Directors will be elected by a plurality of the votes properly cast in the election of directors at the Annual Meeting. This means that the six nominees who receive the largest number of “FOR” votes cast will be elected as directors. Shareholders cannot cumulate votes in the election of directors.

The proposals to (i) ratify the appointment of Deloitte as our independent registered public accounting firm and (ii) approve, on an advisory basis, the compensation of our NEOs will be approved if the votes properly cast favoring the proposal exceed the votes properly cast opposing the proposal.

The vote on the compensation of our NEOs is advisory, and the results thereof will not be binding on us, the Board of Directors, or the Talent and Compensation Committee.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who will count the vote?

A representative of Broadridge Financial Solutions, Inc., the Company’s mailing agent, will tabulate the votes. Mark C. Dely, the Company’s Secretary, will act as the inspector of election.

How are broker non-votes counted? What if I abstain?

When a proposal is not a routine matter and a brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. Absent instructions, your broker will NOT be able to vote your shares with respect to the election of directors or the approval of NEO compensation, because these matters are considered to be “non-routine” matters. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will generally have no effect on these proposals because they are not considered votes cast.

46 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Questions and Answers About the Proxy Materials and the 2026 Annual Meeting of Shareholders

We strongly encourage you to vote your shares and exercise your right to vote as a shareholder. We also encourage all shareholders to take advantage of Internet and telephone voting in advance even if planning on attending the Annual Meeting since this will make the tabulation process easier and ensures your vote is counted if for some reason you are unable to attend.

Can I revoke my proxy or change my vote?

Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:

•	providing written notice to the Secretary of the Company;

•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•	attending the Annual Meeting and voting in person.

Please note that your attendance in person at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. If your shares are held in street name, you must contact your brokerage firm, bank, or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your votes in person at the meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

The Company is soliciting your proxy and will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic and facsimile transmission by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may reimburse brokerage firms and other persons representing beneficial owners of our common shares for their expenses in forwarding solicitation material to such beneficial owners.

I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which the Securities and Exchange Commission (the “SEC”) has approved. Under this procedure, the Company is delivering a single copy of this Proxy Statement to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure is environmentally responsible and reduces the Company’s printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement will be promptly delivered to any shareholder at a shared address to which the Company delivered a single copy. To receive a separate copy of this Proxy Statement, or a separate copy of future proxy statements, shareholders may write or call Broadridge Financial Solutions, Inc. at the following address and telephone number: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or 1-800-542-1061. Shareholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Can I access the Company’s proxy materials and Annual Report electronically?

This Proxy Statement and copies of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, as filed with the SEC, are available to shareholders free of charge in the “Investor Relations” section of the Company’s website at www.verabradley.com or by writing to Vera Bradley, Inc., 12420 Stonebridge Road, Roanoke, Indiana 46783.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary voting results at the Annual Meeting and publish results in a Current Report on Form 8-K within four business days of the Annual Meeting.

VERA BRADLEY, INC.	2026 Proxy Statement ● 47

Share Ownership of Certain Beneficial Owners and Management

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common shares as of April 8, 2026 for the following individuals:

•	each person known to us to own beneficially more than 5% of our outstanding common shares;

•	each of our executive officers named in the summary compensation table;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally means the power to vote or to direct disposition. Except as described below, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, common shares subject to options or warrants held by that person that were currently exercisable or exercisable within 60 days of April 8, 2026, are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. All of the shares reflected in the table are common shares.

Percentage of beneficial ownership is based on 28,438,252 common shares outstanding as of April 8, 2026. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Vera Bradley, Inc., 12420 Stonebridge Road, Roanoke, Indiana 46783.

	COMMON SHARES BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER	SHARES	%
5% Beneficial Owners

Patricia R. Miller(1)	3,042,590	10.7%

P. Michael Miller(1)	3,042,590	10.7%

Joan B. Hall(2)(3)	2,743,883	9.6%

Michael C. Ray(2)(4)	2,749,316	9.7%

Anne-Marie Ray(2)(5)	2,749,316	9.7%

James B. Byrne(2)(6)	2,744,186	9.6%

Thomas F. Byrne II(2)(7)	2,744,186	9.6%

Directors and Executive Officers

Ian Bickley	131,163	*

Barbara Bradley Baekgaard(8)	28,636	*

Robert J. Hall(2)(9)	2,929,272	10.3%

Ian Bickley	—	*

Kristina Cashman	86,463	*

Andrew Meslow	600,000	*

Jessica Rodriguez	52,593	*

Carrie M. Tharp	86,463	*

Martin Layding	250	*

Mark C. Dely	163,072	*

Directors and Executive Officers as a Group (11 persons)	4,077,912	14.3%

48 ● 2026 Proxy Statement	VERA BRADLEY, INC.

Share Ownership of Certain Beneficial Owners and Management

*	Represents beneficial ownership of less than one percent of the outstanding common shares.
(1)

P. Michael Miller and Patricia R. Miller are husband and wife. Collectively, they beneficially owned an aggregate of 3,042,590 common shares as of April 8, 2026. Of these shares 1,500,000 shares were held by the Miller Marital Trust of which Mrs. Miller is the trustee; 1,421,811 shares were held by Patricia R. Miller; and 120,779 shares were held by P. Michael Miller.

(2)

Michael C. Ray, Anne-Marie Ray, James B. Byrne, Thomas F. Byrne II, Robert J. Hall, and Joan B. Hall, each of whom is related by blood or marriage to Barbara Bradley Baekgaard, share voting and investment power with regard to 2,345,706 shares held by the Barbara B. Baekgaard 2009 Grantor Retained Annuity Trust (the “Baekgaard Trust”) and 31,358 shares held by the Barbara Bradley Baekgaard Family Foundation, a trust from which distributions are made exclusively to charitable organizations (the “Foundation”). In the aggregate, Michael C. Ray, Anne-Marie Ray, James B. Byrne, Thomas F. Byrne II, Robert J. Hall, and Joan B. Hall beneficially owned 4,035,768 shares as of April 8, 2026.

(3)

Represents 2,345,706 shares held by the Baekgaard Trust; 31,358 shares held by the Foundation, of which Mrs. Hall is a trustee; and 34,065 and 332,754 shares held by the Joan Byrne Hall 2017 Grantor Retained Annuity Trust #1 and Joan Byrne Hall Revocable Trust, respectively (collectively the “Joan Byrne Hall Trusts”) of which Mrs. Hall is the sole trustee

(4)

Represents 2,345,706 shares held by the Baekgaard Trust; 34,065 and 338,187 shares held by the Anne-Marie Ray 2017 Grantor Retained Annuity Trust #1 and the Anne-Marie Ray Revocable Trust, respectively (collectively the “Anne-Marie Trusts”), of which Mr. Ray’s spouse is the sole trustee; and 31,358 shares held by the Foundation, of which Mr. Ray’s spouse is a trustee.

(5)

Represents 2,345,706 shares held by the Baekgaard Trust; 372,252 shares held by the Anne-Marie Trusts, of which Mrs. Ray is the sole trustee; and 31,358 shares held by the Foundation, of which Mrs. Ray is a trustee.

(6)

Represents 2,345,706 shares held by the Baekgaard Trust; 31,358 shares held by the Foundation, of which Mr. Byrne is a trustee; and 34,065 and 333,057 shares held by the James B. Byrne 2017 Grantor Retained Annuity Trust #1 and James Bradley Byrne Revocable Trust, respectively, of which Mr. Byrne is the sole trustee.

(7)

Represents 2,345,706 shares held by the Baekgaard Trust; 31,358 shares held by the Foundation, of which Mr. Byrne is a trustee; and 34,065 and 333,057 shares held by the Thomas F. Byrne II 2017 Grantor Retained Annuity Trust #1 and Thomas F. Byrne II Revocable Trust, respectively, of which Mr. Byrne is the sole trustee.

(8)	During fiscal 2026, Ms. Baekgaard became a non-voting director given her Director Emeritus role.
(9)

Represents 145,483 shares held by Robert J. Hall; 2,345,706 shares held by the Baekgaard Trust; 366,819 shares held by the Joan Byrne Hall Trusts, of which Mr. Hall’s spouse is the sole trustee; and 31,358 shares held by the Foundation, of which Mr. Hall’s spouse is a trustee.

VERA BRADLEY, INC.	2026 Proxy Statement ● 49

Other Business and Additional Information

OTHER BUSINESS AND ADDITIONAL INFORMATION

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires Vera Bradley’s executive officers, directors, and persons who beneficially own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Commission regulations to furnish Vera Bradley with copies of all Section 16(a) forms filed by such persons. The Company discloses Melinda Paraie became an officer on November 1, 2025; her Form 3 was filed on December 12, 2025. Further, Ivan Brockman became a director on November 17, 2025; his Form 3 was filed on December 12, 2025. Based solely on Vera Bradley’s review of such forms furnished to it and written representations from certain reporting persons, Vera Bradley believes that all other filing requirements applicable to its executive officers, directors and more than 10% shareholders were complied with during fiscal 2026.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

In order to submit shareholder proposals for the 2027 annual meeting of shareholders for inclusion in the Company’s Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company’s principal office in Roanoke, Indiana, no later than January 23, 2027.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, Vera Bradley, Inc., 12420 Stonebridge Road, Roanoke, Indiana 46783. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company’s amended and restated bylaws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To properly bring before the 2027 annual meeting, a nomination or other matter the shareholder wishes to present at the meeting, the shareholder must have given written notification thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company no earlier than 120 days and not later than 90 days in advance of the date of the Company’s Proxy Statement released to shareholders in connection with the previous year’s annual meeting of shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s amended and restated bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 26, 2026, and no later than January 23, 2027. All director nominations and shareholder proposals must comply with the requirements of the Company’s amended and restated bylaws, a copy of which may be obtained at no cost from the Secretary of the Company.

Other than the three proposals described in this Proxy Statement, Vera Bradley does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of Vera Bradley’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

The chair of the meeting may refuse to allow the transaction of any business not presented beforehand or to require acknowledgment of the nomination of any person not made in compliance with the foregoing procedures.

50 ● 2026 Proxy Statement	VERA BRADLEY, INC.

APPENDIX A

AMENDED AND RESTATED

VERA BRADLEY, INC.

2020 EQUITY AND INCENTIVE PLAN

1.	Establishment, Objectives, and Duration

1.1. Establishment of the Plan. Vera Bradley, Inc., an Indiana corporation, has adopted this “Vera Bradley, Inc. 2020 Equity and Incentive Plan.” Capitalized terms will have the meanings given to them in Article 2. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Performance Awards, and other stock or cash-based awards.

1.2. Objectives of the Plan. The Plan’s purposes are to optimize the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives and that link Participants’ interests to those of the Company’s stockholders; to give Participants an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining key employees, directors, and consultants.

1.3. Effective Date. The Plan will be effective October 21, 2020. The Plan must be approved by the Company’s stockholders within twelve (12) months before or after the date the Plan is adopted. The Committee may make Awards and issue Shares under the Plan at any time after the Plan’s Effective Date. The Plan will remain in effect, subject to the right of the Board or the Committee to amend or terminate the Plan at any time pursuant to Article 14, until all Shares subject to the Plan have been issued or transferred according to the Plan’s provisions. In no event may an Award be granted under the Plan on or after the ten year anniversary of the Effective Date.

2.	Definitions

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word will be capitalized.

“Advisor” means a consultant, advisor, or other independent service provider to any of the Company Parties.

“Affiliate” means any corporation that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Company.

“Award” means, individually or collectively, a grant under this Plan to a Participant of Nonqualified Stock

Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Performance Awards, or other stock or cash-based awards.

“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in any employment, consulting, or other agreement between the Company and the Participant. If there is no employment, consulting, or other agreement between the Company and the Participant, or if such agreement does not define “Cause,” then “Cause” will mean: (i) theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or Company Parties, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on the Company or Company Parties, or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company or Company Parties; (ii) act of disloyalty, moral turpitude, or material misconduct that is injurious to the interest, property, value, operations, business or reputation of the Company or Company Parties, or conviction of a crime that results in injury to the Company or Company Parties; or (iii) repeated refusal (other than by reason of Disability) of a Participant to carry out reasonable instructions from his or her superiors or the Board. In addition, the Participant’s Service will be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means a change in control of the Company as defined in the applicable Award Agreement. Notwithstanding the foregoing, if an Award, or amount payable with respect to an Award, is “deferred compensation” for purposes of Code Section 409A, and if a payment of such Award or amount would be accelerated or otherwise triggered upon a “Change in Control,” then the foregoing definition (in the applicable Award Agreement) is modified, only to the extent necessary to prevent the imposition of an additional tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A. For purposes of clarity, if an Award would, for example, vest and be paid on a “Change in Control” as defined herein but payment of such Award would violate the provisions of Code Section 409A,

VERA BRADLEY, INC.	2026 Proxy Statement ● A-1

APPENDIX A

then the Award shall vest but will be paid only in compliance with its terms and Code Section 409A (i.e., upon a permissible payment event).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means, as specified in Article 3, a Committee appointed by the Board to administer the Plan. The Committee shall consist of at least two directors who are “independent directors” within the meaning of the stock exchange or market on which the shares of Common Stock are then listed and “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

“Common Stock” means the Company’s common stock, no par value per share.

“Company” means Vera Bradley, Inc., an Indiana corporation, and any successor thereto as provided in Article 16.

“Company Parties” means, collectively and without duplication, the Company and any of its Affiliates.

“Covered Employee” means a “covered employee” as that term is defined in Code Section 162(m)(3) or any successor provision.

“Designated Beneficiary” means the Person or Persons the Participant designates in a signed writing, filed with the Company, as the beneficiary of any amounts or benefits the Participant owns or is to receive under the Plan. If the Participant has not designated a beneficiary under the Plan, or if the Participant’s Designated Beneficiary is not living on the relevant date hereunder, the Company will treat the Participant’s estate as the Designated Beneficiary.

“Director” means any individual who is a member of the board of directors of the Company.

“Disability” shall have the meaning set forth in any employment, consulting, or other agreement between any of the Company Parties and the Participant which agreement shall be determinative. Only if there is no employment, consulting, or other agreement between any of the Company Parties and the Participant, or if such agreement does not define “Disability,” then “Disability” will mean (i) any permanent physical or mental incapacity or disability rendering the Participant unable or unfit to perform effectively the duties and obligations of the Participant’s Service, or (ii) any illness, accident, injury, physical or mental incapacity or other disability, which condition is expected to be permanent or long-lasting and has rendered the Participant unable or unfit to perform effectively the duties and obligations of the Participant’s Service for a period of at least 180 days in any twelve-consecutive month period (in either case, as determined in the good faith judgment of the Committee).

Notwithstanding the foregoing, if an Award, or amount payable with respect to an Award, is “deferred compensation” for purposes of Code Section 409A, and if a payment of such Award or amount would be accelerated or otherwise triggered upon a “Disability,” then the foregoing definition is modified, to the extent necessary to prevent the imposition of an additional tax under Code Section 409A, to refer to a Participant who is “disabled,” as such term is defined for purposes of Code Section 409A. For purposes of clarity, if an Award would, for example, vest and be paid on a “Disability” as defined herein but payment of such Award would violate the provisions of Code Section 409A, then the Award shall vest but will be paid only in compliance with its terms and Code Section 409A (i.e., upon a permissible payment event).

“Disqualifying Disposition” shall have the meaning set forth in Section 11.3.

“Effective Date” means October 21, 2020.

“Employee” means a person employed by the Company or an Affiliate in a common law employee-employer relationship.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Exercise Price” means the price at which a Participant may purchase a Share pursuant to an Option.

“Fair Market Value” means, as it relates to Common Stock, as of the relevant date: (i) the closing price of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed or, if there were no sales on such date, on the next preceding day on which there were sales or, if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market; or (ii) if such Common Stock is not listed on a national securities exchange or traded in the over-the-counter market, the Board or the Committee shall determine Fair Market Value in good faith based on such considerations as the Board or the Committee deems important and consistent with Code Sections 409A and 422 (to the extent applicable).

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“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 that the Committee designates as an Incentive Stock Option, and that is intended to meet the requirements of Code Section 422.

“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

“Owned Shares” means Shares that a Participant has acquired through the exercise of an Option or the vesting of Restricted Stock, in accordance with Article 6 or 7, and the terms of any Award Agreement.

“Participant” means a Person whom the Committee has selected to receive an Award under the Plan, pursuant to Section 5.2, or who has an outstanding Award granted under the Plan.

“Performance Award” means a right to receive cash or Shares (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria pursuant to Article 9.

“Performance Criteria” means the objectives established by the Committee for a Performance Period for the purpose of determining the extent to which an Award of Performance Shares, Performance Awards, or Performance Units has been earned.

“Performance Period” means any period as determined by the Committee in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

“Performance Share” means an award with an initial value equal to the Fair Market Value on the date of grant, which is based on the Participant’s attainment of performance objectives, as described in Article 9.

“Performance Unit” means an award with an initial value established by the Committee at the time of grant, which is based on the Participant’s attainment of performance objectives, as described in Article 9.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

“Plan” means the Vera Bradley, Inc. 2020 Equity and Incentive Plan, as set forth in this document, as from time to time amended.

“Restricted Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as the Committee determines, in its discretion), and/or the Restricted Stock is not vested.

“Restricted Stock” means a contingent grant of Shares awarded to a Participant pursuant to Article 8.

“Restricted Stock Unit” or “RSU” means an Award granted under Article 8 denominated in units of Common Stock.

“Retirement” means termination of Service on or after reaching the age established by the Company as the normal retirement age in any unexpired employment, consulting or other agreement between the Participant and the Company and/or an Affiliate, or, if different, a qualified retirement plan sponsored by the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Service” means the provision of services in the capacity of (i) an employee of the Company or an Affiliate, (ii) a non-employee member of the Company’s Board or the board of directors of an Affiliate, or (iii) a consultant or other independent advisor to the Company or an Affiliate.

“Shares” means shares of the Company’s Common Stock.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR pursuant to the terms of Article 7.

3.	Administration

3.1. Plan Administration. The Plan will be administered by the Committee that the Board designates for this purpose. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange and to the extent that such action does not require approval by “outside directors” to comply with applicable law, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Board will appoint the Committee

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members, from time to time, and the Committee members will serve at the Board’s discretion. The Committee will act by a majority of its members at the time in office and eligible to vote on any particular matter, and Committee action may be taken either by a vote at a meeting or in writing without a meeting.

3.2. Authority of the Committee. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: (i) select eligible Persons to participate in the Plan; (ii) determine the sizes and types of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (v) establish, amend or waive rules and regulations for the Plan’s administration; and (vi) subject to the provisions of Article 14, amend the Plan or the terms and conditions of any outstanding Award to the extent the terms are within the Committee’s discretion under the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan.

3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all Persons, including, without limitation, the Company, its shareholders, all Affiliates, employees, Participants, and their estates and beneficiaries.

4.	Shares Subject to the Plan and Maximum Grants

4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3, the total number of Shares that may be issued or transferred to Participants under the Plan is 6,000,000 Shares. Subject to adjustment as provided in Section 4.3, the maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Performance Awards or any other Award is 1,000,000 Shares, which limit will apply regardless of whether the compensation is paid in Shares or in cash. The number of Shares delivered in satisfaction of Awards shall for purposes of the preceding sentence be determined to include any Shares withheld by the Company in payment of the exercise price of an Award or in satisfaction of any tax withholding obligations with respect to an Award. The foregoing limit set forth in this Section 4.1 shall be construed to comply with Code Section 422.

4.2. Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to the Award will again be available for the grant of an Award under the Plan.

4.3. Adjustments in Authorized Shares. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a public offering or other capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, provision shall be made so that the Participants shall thereafter be entitled to receive, upon vesting of such Shares, the number of Shares to which a Participant would have been entitled on such merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or payment of stock dividend. If there is any other change in the number or kind of the outstanding Shares, of any stock or other securities into which the outstanding Shares have been changed, or for which they have been exchanged, the Committee, in its sole discretion, may adjust any Award already granted, having due regard for the qualification of ISOs under Code Section 422 and the requirements of Code Section 409A, where applicable.

Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

5.	Eligibility and Participation

5.1. Eligibility. The following Persons are eligible to receive Awards under this Plan: (i) any Employee; (ii) any Advisor; and (iii) any non-employee Director.

5.2. Actual Participation. The Committee will determine, within the limits set forth below, those eligible Persons to whom it will grant Awards. Each eligible Person whom the Committee has selected to receive an Award will become a Participant in the Plan upon execution of an Award Agreement.

6.	Stock Options

6.1. Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant (i) Incentive Stock Options to any Employee and (ii)

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Nonqualified Stock Options to any Employee, Advisor or non-employee Director, in the number, and upon the terms, and at any time and from time to time, as the Committee determines and sets forth in the Award Agreement.

6.2. Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the duration of the Option, the number of Shares to which the Option pertains, the manner, time, and rate of exercise and/or vesting of the Option, and such other provisions as the Committee determines and sets forth in the Award Agreement. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.

6.3. Exercise Price. Each Option grant and Award Agreement will specify the Exercise Price for each Share subject to an Option, which the Committee will determine and which must be greater than or equal to (and not less than) the Fair Market Value of a Share on the date the Option is granted.

6.4. Duration of Options. Each Option will expire at the time determined by the Committee at the time of grant and set forth in the Award Agreement, but no later than 10 years after the date of grant.

6.5. Exercise of Options. Options will become vested and exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves and sets forth in each Award Agreement.

6.6. Payment. The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares as to which the Option is exercised and any withholding tax relating to the exercise of the Option.

The Exercise Price and any related withholding taxes will be payable to the Company in full by one of the following methods: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares the Participant owns and duly endorses for transfer to the Company; (c) in any combination of cash, certified or cashier’s check and Shares described in clause (b); or (d) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law.

6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.

6.8. Termination of Service. Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise an Option after his or her termination of Service. These terms will be determined by the Committee in its sole discretion and set forth in the Award Agreement, need not be uniform among all Options, and may reflect, without limitation, distinctions based on the reasons for termination of Service.

6.9. Nontransferability of Options. Except as otherwise provided in a Participant’s Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or to a revocable trust. Further, except as otherwise provided in a Participant’s Award Agreement, all Options will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

6.10. Incentive Stock Options. Notwithstanding any other provision of this Article 6, the following special provisions shall apply to any award of Incentive Stock Options:

(a) The Committee may award Incentive Stock Options only to Employees.

(b) To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such options shall be treated as Nonqualified Stock Options.

(c) If the Employee to whom the Incentive Stock Option is granted is a Ten Percent Owner of the Company, then: (A) the exercise Price for each Share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Share on the Award Date; and (B) the Option will expire upon the earlier of (i) the time specified by the Committee in the Award Agreement, or (ii) the fifth anniversary of the date of grant. For this purpose, “Ten Percent Owner” means a person who owns (or is deemed within the meaning of Code Section 422(b)(6) to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary

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corporations of the Company, as defined in Code Section 424(e) and (f)), as determined with respect to each Option based on the facts existing immediately prior to the Option grant date.

(d) Notwithstanding Section 6.8, an Incentive Stock Option, to the extent exercisable, must be exercised, if at all, within three months after the Participant’s Termination of Service for a reason other than death or Disability and within twelve months after the Participant’s termination of Service for death or Disability, but in no event later than the expiration of the original term of such Option.

7.	Stock Appreciation Rights

7.1. Grant of SARs. Subject to the terms and conditions of the Plan, the Committee may grant SARs to any Employee, non-employee Director, or Advisor in the number, and upon the terms, and at any time and from time to time, as the Committee determines and sets forth in the Award Agreement.

7.2. Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the duration of the SAR, the number of SARs granted, the manner, time, and rate of exercise and/or vesting of the SAR, and such other provisions as the Committee determines and sets forth in the Award Agreement.

7.3. Grant Price. Each SAR grant and Award Agreement will specify the grant price for each SAR, which the Committee will determine and which must be greater than or equal to (and not less than) the Fair Market Value of the SAR on the date it is granted.

7.4. Duration of SARs. Each SAR will expire at the time determined by the Committee at the time of grant and set forth in the Award Agreement, but no later than 10 years after the date of its grant.

7.5. Exercise of SARs. SARs will become vested and exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves and sets forth in each Award Agreement.

7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b) the number of Shares as to which the SAR is exercised.

  The payment upon SAR exercise may be made in cash, in Shares of equivalent Fair Market Value or in some combination of the two, as specified in the Award Agreement.

7.7. Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service. These terms will be determined by the Committee in its sole discretion and set forth in the Award Agreement, need not be uniform among all SAR awards, and may reflect, without limitation, distinctions based on the reasons for termination of Service.

7.8. Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or to a revocable trust. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

8.	Restricted Stock and Restricted Stock Units

8.1. Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Employees, Advisors, and/or non-employee Directors in such amounts as it determines and sets forth in the Award Agreement.

8.2. Award Agreement. Each Restricted Stock or Restricted Stock Unit grant will be evidenced by an Award Agreement that specifies the Restricted Periods, the number of Shares or units granted, the purchase price, if any, and such other provisions as the Committee determines and sets forth in the Award Agreement.

8.3. Nontransferability. The Restricted Stock and Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the end of the applicable Restricted Period as specified in the Award Agreement, or upon earlier satisfaction of any other conditions specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock and Restricted Stock Units will be available during the Participant’s lifetime only to the Participant or the

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Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

8.4. Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable and sets forth in the applicable Award Agreement including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section as to any given Award will lapse all at once or in installments.

The Company shall retain the certificates representing Shares of Restricted Stock in its possession until all conditions and/or restrictions applicable to the Shares have been satisfied.

8.5. Payment of Awards. Except as otherwise provided in this Agreement, Restricted Stock that becomes Owned Shares will be transferable by the Participant after the last day of the applicable Restricted Period.

8.6. Voting Rights. The applicable Award Agreement may (but is not required to) specify that Participants holding Shares of Restricted Stock may exercise any voting rights that apply to those Shares during the Restricted Period.

8.7. Dividends and Other Distributions. The applicable Award Agreement may specify that Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends, if any, paid on those Shares during the Restricted Period. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock, upon such terms as the Committee establishes. The Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions.

8.8. Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain Restricted Stock or Share equivalents attributable to Restricted Stock Units after his or her termination of Service with the Company or an Affiliate. These terms will be determined by the Committee in its sole discretion and set forth in the Award Agreement, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units, and may reflect, without limitation, distinctions based on the reasons for termination of Service.

8.9. Section 83(b) Election. The Participant will indicate to the Company whether the Participant intends to make a Section 83(b) election with respect to Restricted Stock. No such election is permitted with respect to an Award of Restricted Stock Units.

9.	Performance Shares, Performance Units, and Performance Awards

9.1. Generally. The Committee shall have the authority to grant to any Employee, Advisor, or non-employee Director Performance Shares, Performance Units, and Performance Awards. The Committee shall have the authority to determine the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable in respect of such Performance Shares, Performance Units, and Performance Awards for each Performance Period. The Committee shall determine the duration of each Performance Period (which may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Each grant of Performance Shares, Performance Units, and Performance Awards (other than annual Awards) shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No Shares will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units. Subject to the terms of the Plan, Performance Awards may be granted to Participants in such amounts, subject to such Performance Criteria, and upon such terms, and at any time from time to time, as shall be determined by the Committee.

9.2. Earned Performance Shares, Performance Units, and Performance Awards. Performance Shares, Performance Units, and Performance Awards shall become earned, in whole or in part, based upon the attainment of specified Performance Criteria or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition payment of Performance Shares, Performance Units, and Performance Awards on the Participant completing a minimum period of Service following the grant date or on

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such other conditions as the Committee shall specify. The Committee may provide, at the time of any grant of Performance Shares or Performance Units, that if performance relative to the Performance Criteria exceeds targeted levels, the number of shares issuable in respect of each

Performance Share or the value payable in respect of each Performance Unit shall be adjusted by such multiple (not to exceed 200%) as the Committee shall specify.

9.3. Performance Criteria.

(a) For purposes of this Article 9, the term “Performance Criteria” shall mean any one or more of the following performance criteria, as determined by the Committee: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenue; sales; same store sales; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of the Company’s common stock; expense/ cost control; working capital; volume/production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; or strategic objectives milestones.

(b) When establishing Performance Criteria for a Performance Period, the Committee may specify any reasonable definition of the Performance Criteria it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: investment gains and losses; extraordinary, unusual or non-recurring items; gains or losses on the sale of assets; effects of changes in accounting principles or the application thereof; asset impairment charges; effects of currency fluctuations; acquisitions, divestitures, or financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; discontinued operations; and other non-operating items. The Committee will have the discretion to adjust targets set for pre-established performance objectives. If applicable law allows the Committee to change the types of Performance Criteria without obtaining shareholder approval, the Committee will have sole discretion to make such changes without obtaining shareholder approval. If the Committee determines it is advisable to grant Awards that are not deductible under applicable tax law, the Committee may grant Awards that do not so qualify.

9.4. Special Rule for Performance Criteria. If, at the time of grant, the Committee intends an Award of Performance Shares, Performance Units, or Performance Awards to qualify as “performance-based compensation” as defined by applicable law, the Committee must establish the Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under applicable law).

9.5. Certification of Attainment of Performance Criteria. As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the number of Performance Shares, the number and value of Performance Units, or the amount of the Performance Award, that have been earned based on performance in relation to the established Performance Criteria.

9.6. Payment of Awards. Earned Performance Shares, Performance Awards, and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee’s certification under Section 9.5 above, provided that earned Performance Shares, Performance Awards, and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied. The Committee shall determine whether Performance Shares, Performance Awards, and the value of earned Performance Units are to be distributed in the form of cash, Shares, or a combination thereof, with the value or number of shares of Stock payable to be determined based on the Fair Market Value of the Shares on the date of the Committee’s certification under Section 9.5 above.

9.7. Newly Eligible Participants. Notwithstanding anything in this Article 9 to the contrary, the Committee shall be entitled to make such rules, determinations, and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units, or Performance Awards after the commencement of a Performance Period.

9.8. Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to his or her Performance Shares, Performance Units, or Performance Awards after his or her termination of Service. The terms will be determined by the Committee in its sole discretion, need

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not be uniform among all Awards, and may reflect, without limitation, distinctions based on the reason for termination of Service.

10.	Other Stock or Cash-Based Awards

In addition to the Awards described in Articles 6 through 9, and subject to the terms of the Plan (including the limits contained in Section 4.1), the Committee may grant other incentives payable in cash or in Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate

11.	Miscellaneous

11.1. Transferability of Award. Except as permitted by this Article 11 or with the prior written consent of the Company, a Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate any Award. If a Participant sells, transfers, pledges, assigns or otherwise alienates or hypothecates the Award in breach of this Section 11.1, the Company will not be required to transfer the Award on its books or to treat any such transferee as owner of the Award.

11.2. Participant’s Rights Upon Change in Control. The Committee may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of Service in connection with a Change in Control or upon the occurrence of any other event that the Committee may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any vested Options and SARs by the Company, if the Company is the surviving corporation; (ii) the assumption of any vested Options and SARs by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any vested Options and SARs; or (iv) settlement of any vested Options and SARs for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price, such vested Options and SARs shall terminate and be canceled. To the extent that Restricted Stock, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by shareholders of the Company as a result of the Change in Control transaction. For purposes of this Section 11.2, Change in Control Price shall mean the Fair

Market Value of a Share upon a Change in Control. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Committee.

Notwithstanding any of the foregoing, the Company shall not take any action with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Code Section 409A that would constitute an extension, acceleration, or other modification of payment terms if such change would be inconsistent with the applicable requirements of Code Section 409A.

11.3. Disqualifying Disposition. The Participant must notify the Company of any disposition of any Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions) (any such circumstance, a “Disqualifying Disposition”), within 10 days of such Disqualifying Disposition.

11.4. Minimum Vesting Requirement. Notwithstanding anything in the Plan to the contrary, equity-based Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that: (A) the Committee may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or disability or in the event of a Change of Control (as defined herein); and (B) annual equity grants to non-employee directors that occur in connection with the Company’s annual meeting of shareholders may vest on the date of the Company’s next annual meeting. Notwithstanding the foregoing, up to 5% of the aggregate number of shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Board determines appropriate. The Committee may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of Service to the Company and, except as otherwise provided herein, adjust any of the terms of any Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem expedient to carry the Plan or any Award into effect, and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

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APPENDIX A

11.5. Recoupment. The Plan will be administered in compliance with Section 10D of the Securities Exchange Act of 1934, as amended, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and any Company policy adopted with respect to compensation recoupment. This Section 11.4 will not be the Company’s exclusive remedy with respect to such matters.

12.	Beneficiary Designation

Each Participant may, from time to time, name any Designated Beneficiary (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Company, and must be made during the Participant’s lifetime. If a Designated Beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

13.	Rights of Participants

13.1. Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s Service at any time, or confer upon any Participant any right to continue in the Service of the Company or any Affiliate or any rights as a stockholder except as to Owned Awards.

13.2. Participation. No Employee, Advisor, Director or Participant will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

14.	Amendment, Modification and Termination

14.1. Amendment, Modification and Termination. The Board or the Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part; provided, however, that neither the Board nor the Committee will, without approval of the Company’s shareholders, increase the number of shares that may be issued or transferred to Participants under the Plan as described in Section 4.1 (and subject to adjustment as provided in Section 4.3 and 14.2). Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Notwithstanding the foregoing, no modification of an Award will, without the prior written consent of the Participant, materially impair any rights or obligations under any Award already granted under the Plan unless the Committee expressly reserved the right to do so at the time of the Award. Notwithstanding the foregoing, except as provided in Sections 4.3 and 14.2, the Committee will not modify any outstanding Option or SAR so as to specify a lower Exercise Price or grant price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower Exercise or grant price), without the approval of the Company’s shareholders. In addition, except as provided in Sections 4.3 and 14.2, the Committee may not cancel an outstanding Option or SAR whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitute for it another Award without the prior approval of the Company’s shareholders.

14.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, adjust the terms and conditions of, and the criteria included in, Awards. Notwithstanding the foregoing, no modification of an Award will, without the prior written consent of the Participant, materially impair any rights or obligations under any Award already granted under the Plan.

15.	Withholding

15.1. Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares, at the Company’s discretion) sufficient to satisfy any federal, state, local and/or other taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan.

15.2. Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may, but need not, satisfy any applicable taxes, in whole or in part, by withholding Shares

A-10 ● 2026 Proxy Statement	VERA BRADLEY, INC.

APPENDIX A

having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the amount of withholding tax determined by the Company to be necessary to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

If a Participant is subject to Section 16(b) of the Exchange Act, the Company will withhold Shares only to the extent that such withholding method is not problematic under applicable law and does not have materially adverse accounting consequences. If necessary to comply with applicable law and/or to prevent materially adverse accounting consequences, the Committee shall determine which other withholding method(s) shall be used to satisfy the applicable withholding obligations.

16.	Successors

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company resulting from a Change in Control.

17.	Legal Construction

17.1. Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

17.2. Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

17.3. Requirements of Law. The granting of Awards and the issuance of Share and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations and to any approvals by governmental agencies or national securities exchanges as may be required.

17.4. Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

17.5. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

17.6. Non-U.S. Based Person. Notwithstanding any other provision of the Plan to the contrary, the Committee may make Awards to Persons who are not citizens or residents of the United States on such terms and conditions different from those specified in the Plan as may, in the Committee’s judgment, be necessary or desirable to foster and promote achievement of the Plan’s purposes. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company operates or has employees.

17.7. Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any Retirement plan of the Company or an Affiliate, nor affect any benefits or compensation under any other benefit or compensation plan of the Company or an Affiliate, now or subsequently in effect.

17.8. Compliance with Code Section 409A. The Plan and Awards, and all amounts payable with respect to Awards, are intended to comply with, or be exempt from, Code Section 409A and the interpretative guidance thereunder and shall be construed, interpreted and administered accordingly. If an unintentional operational failure occurs with respect to Code Section 409A, any affected Participant or beneficiary shall fully cooperate with the Company to correct the failure to the extent possible in accordance with any correction procedure established by the U.S. Department of the Treasury. If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of employment, no amount that is subject to Code Section 409A and that becomes payable by reason of such termination of employment shall be paid to the Participant before the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s termination of employment, and (ii) the date of the Participant’s death. A termination of employment or Service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to

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APPENDIX A

“termination,” “termination of employment,” “termination of Service,” or like terms shall mean a “separation from service.” A separation from service shall be deemed to occur if it is anticipated that the level of services the Participant will perform after a certain date (whether as an employee or as an independent contractor) will permanently decrease to no more than twenty percent (20%) of the average level of services provided by the Participant in the immediately preceding thirty-six (36) months.

17.9. Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed and enforced in accordance with, and governed by, the laws of the State of Indiana, without giving effect to its conflict of laws principles. Participants, the Company, and Affiliates each submit and consent to the jurisdiction of the courts in the State of Indiana, County of Allen, including the Federal courts located therein, should Federal jurisdiction requirements exist in any action brought to enforce (or otherwise relating to) this Plan or an Award Agreement.

17.10. Limitation of Liability. Notwithstanding anything to the contrary in the Plan, none of the Company, any Affiliate, the Board or the Committee, or any person acting on behalf of the Company, any Affiliate, or the Board or the Committee, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999; provided that nothing in this Section 17.10 shall limit the ability of the Board, the Committee or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

A-12 ● 2026 Proxy Statement	VERA BRADLEY, INC.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000706099_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. To elect six Directors for a one-year term to expire at the 2027 Annual Meeting of Shareholders. Nominees 01) Ian Bickley 02) Ivan Brockman 03) Kristina Cashman 04) Robert J. Hall 05) Andrew Meslow 06) Jessica Rodriguez VERA BRADLEY, INC. 12420 STONEBRIDGE ROAD ROANOKE, IN 46783 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2027. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 4. To approve an amendment to the Company’s 2020 Equity and Incentive Plan to increase the number of shares authorized for issuance by 3,000,000 shares. NOTE: To transact any other business as may properly come before the meeting or at any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000706099_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com VERA BRADLEY, INC. Annual Meeting of Shareholders Thursday, June 4, 2026 8:30 A.M., EDT 12420 Stonebridge Rd Roanoke, Indiana 46783 This proxy is solicited on behalf of the Board of Directors of Vera Bradley, Inc. The undersigned hereby appoints Mark C. Dely and Martin Layding, or any of them, as true and lawful agents and proxies with full power of substitution in each, to attend and represent the undersigned on all matters to come before the Annual Meeting of Shareholders and to vote as designated on the reverse side, all the common shares of Vera Bradley, Inc., held of record by the undersigned on April 8, 2026, during or at any adjournment or postponement of the Annual Meeting of Shareholders to be held at 8:30 A.M., EDT at Vera Bradley Corporate Headquarters, 12420 Stonebridge Rd, Roanoke, Indiana 46783 on Thursday, June 4, 2026. I hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting. This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy FOR director nominees under Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and in the discretion of the proxy holders on any other matter that may properly come before the meeting. Continued and to be signed on reverse side